Exhibit 2







         Agreement and Plan of Merger, among Webster Financial Corporation, Webster Acquisition Corp. and Shelton Bancorp, Inc., dated June 20, 1995 as amended, including Exhibits A through G thereto.

                         AGREEMENT AND PLAN OF MERGER,

                                  AS AMENDED,


                                     AMONG


                         WEBSTER FINANCIAL CORPORATION,


                           WEBSTER ACQUISITION CORP.,


                           AND SHELTON BANCORP, INC.



                                 June 20, 1995

                               TABLE OF CONTENTS

                                                                        Page

 ARTICLE I THE MERGER
    1.1 The Merger ....................................................    1
    1.2 Effective Time ................................................    2
    1.3 Effects of the Merger .........................................    2
    1.4 Conversion of Shelton Common Stock ............................    2
    1.5 Conversion of Merger Sub Common Stock .........................    3
    1.6 Options .......................................................    3
    1.7 Certificate of Incorporation ..................................    3
    1.8 By-Laws .......................................................    3
    1.9 Directors and Officers ........................................    4
    1.10 Tax Consequences .............................................    4
 ARTICLE II EXCHANGE OF SHARES ........................................    4
    2.1 Webster to Make Shares Available ..............................    4
    2.2 Exchange of Shares ............................................    4
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF
  SHELTON .............................................................    6
    3.1 Corporate Organization ........................................    6
    3.2 Capitalization ................................................    6
    3.3 Authority; No Violation .......................................    7
    3.4 Consents and Approvals ........................................    8
    3.5 Loan Portfolio; Reports .......................................    9
    3.6 Financial Statements; Exchange Act Filings;
        Books and Records .............................................    9
    3.7 Broker's Fees .................................................   10
    3.8 Absence of Certain Changes or Events ..........................   10
    3.9 Legal Proceedings .............................................   10
    3.10 Taxes and Tax Returns ........................................   11
    3.11 Employee Plans ...............................................   11
    3.12 Certain Contracts ............................................   12
    3.13 Agreements with Regulatory Agencies ..........................   13
    3.14 State Takeover Laws ..........................................   13
    3.15 Environmental Matters ........................................   13
    3.16 Reserves for Losses ..........................................   14
    3.17 Properties and Assets ........................................   14
    3.18 Insurance ....................................................   15
    3.19 Liquidation Account ..........................................   15
    3.20 Compliance with Applicable Laws ..............................   16
    3.21 Loans ........................................................   16
    3.22 Affiliates; Certain Executive Officers .......................   17
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
   WEBSTER ............................................................   17

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    4.1 Corporate Organization ........................................   17
    4.2 Capitalization ................................................   18
    4.3 Authority; No Violation .......................................   18
    4.4 Regulatory Approvals ..........................................   20
    4.5 Financial Statements; Exchange Act Filings;
        Books and Records .............................................   20
    4.6 Absence of Certain Changes or Events ..........................   21
    4.7 Compliance with Applicable Law ................................   21
    4.8 Ownership of Shelton Common Stock; Affiliates
        and Associates ................................................   21
    4.9 Employee Benefit Plans ........................................   22
    4.10 Agreements with Regulatory Agencies ..........................   22
    4.11 Reserves for Losses ..........................................   22
    4.12 Legal Proceedings ............................................   22
 ARTICLE V COVENANTS RELATING TO CONDUCT OF
   BUSINESS ...........................................................   22
    5.1 Covenants of Shelton ..........................................   22
    5.2 Covenants of Webster ..........................................   26
 ARTICLE VI ADDITIONAL AGREEMENTS .....................................   26
    6.1 Regulatory Matters ............................................   26
    6.2 Access to Information .........................................   27
    6.3 Shareholder Meetings ..........................................   28
    6.4 Legal Conditions to Merger ....................................   28
    6.5 Publication of Combined Financial Results .....................   29
    6.6 Stock Exchange Listing ........................................   29
    6.7 Employee Plans ................................................   29
    6.8 Indemnification; Directors' and Officers'
      Insurance .......................................................   30
    6.9 Subsequent Interim and Annual Financial
        Statements ....................................................   31
    6.10 Additional Agreements ........................................   31
    6.11 Advice of Changes ............................................   31
    6.12 Current Information ..........................................   31
    6.13 Execution and Authorization of Bank Merger
         Agreement ....................................................   32
    6.14 Merger Sub ...................................................   32
    6.15 Change in Structure ..........................................   32
 ARTICLE VII CONDITIONS PRECEDENT .....................................   33
    7.1 Conditions to Each Party's Obligation To
        Effect the Merger .............................................   33
        (a) Shareholder Approvals .....................................   33
        (b) Stock Exchange Listing ....................................   33
        (c) Other Approvals ...........................................   33
        (d) Registration Statement ....................................   33
        (e) No Injunctions or Restraints; Illegality ..................   33
        (f) Federal Tax Opinion .......................................   33
    7.2 Conditions to Obligations of Webster and
        Merger Sub ....................................................   34
       (a) Representations and Warranties .............................   34
       (b) Performance of Covenants and Agreements of
           Shelton ....................................................   34
       (c) Consents Under Agreements ..................................   34

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       (d) No Pending Governmental Actions ............................   34
       (e) Legal Opinion ..............................................   34
       (f) Accountant's Comfort Letter ................................   35
       (g) Pooling of Interests .......................................   35
    7.3 Conditions to Obligations of Shelton ..........................   35
       (a) Representations and Warranties .............................   35
       (b) Performance of Obligations of Webster ......................   35
       (c) Consents Under Agreements ..................................   35
       (d) No Pending Governmental Actions ............................   36
       (e) Legal Opinion ..............................................   36
       (f) Fairness Opinion ...........................................   36
 ARTICLE VIII TERMINATION AND AMENDMENT ...............................   36
    8.1 Termination ...................................................   36
    8.2 Effect of Termination .........................................   37
    8.3 Amendment .....................................................   37
    8.4 Extension; Waiver .............................................   38
 ARTICLE IX GENERAL PROVISIONS ........................................   38
    9.1 Closing .......................................................   38
    9.2 Nonsurvival of Representations, Warranties
        and Agreements ................................................   38
    9.3 Expenses; Breakup Fee .........................................   38
    9.4 Notices .......................................................   39
    9.5 Interpretation ................................................   39
    9.6 Counterparts ..................................................   40
    9.7 Entire Agreement ..............................................   40
    9.8 Governing Law .................................................   40
    9.9 Enforcement of Agreement ......................................   40
    9.10 Severability .................................................   40
    9.11 Publicity ....................................................   40
    9.12 Assignment; Limitation of Benefits ...........................   41
    9.13 Additional Definitions .......................................   41

EXHIBITS:
           A - Articles of Merger - Bank Merger Agreement
           B - Option Agreement
           C - Stockholder Agreement
           D - Employment and Consulting Agreement - Schaible
           E - Consulting Agreement - Nimons
           F - Consulting Agreement - Rodriguez
           G - Executive Officers Agreement

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of June 20, 1995, as amended, by and among Webster Financial Corporation, a Delaware corporation ("Webster"), Webster Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Webster ("Merger Sub"), and Shelton Bancorp, Inc., a Delaware corporation ("Shelton"). (Shelton and Merger Sub are herein sometimes collectively referred to herein as the "Constituent Corporations".)

         WHEREAS, the Boards of Directors of Webster and Shelton have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Shelton, with Shelton being the Surviving Corporation (as defined) and becoming a wholly-owned subsidiary of Webster; and

         WHEREAS, prior to the consummation of the Merger, Webster intends to cause (i) its wholly-owned savings bank subsidiary, Bristol Savings Bank ("Bristol"), to convert from a state to a federal charter and concurrently to be renamed "Webster Bank", and (ii) its wholly-owned savings bank subsidiary, First Federal Bank, a federal savings bank, to be merged with and into Webster Bank, as the surviving federally chartered savings bank (sometimes referred to herein as the "Surviving Bank"); and

         WHEREAS, prior to the consummation of the Merger, Webster and Shelton will respectively cause Webster Bank and Shelton Savings Bank, a Connecticut chartered state savings bank and wholly-owned subsidiary of Shelton ("Shelton Bank"), to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of Shelton Bank with and into Webster Bank, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger and the Subsidiary Merger (as defined in Section 1.1 hereof); and

         WHEREAS, as an inducement to Webster to enter into this Agreement, Shelton will enter into an option agreement, in the form attached hereto as Exhibit B (the "Option Agreement"), with Webster immediately following the execution of this Agreement pursuant to which Shelton will grant Webster options to purchase, under certain circumstances, an aggregate of 267,324 newly issued shares of common stock, par value $1.00 per share, of Shelton upon the terms and conditions therein contained; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER


                  1.1      The Merger.

                  Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Shelton, with Shelton being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger and becoming a wholly-owned subsidiary of Webster. Upon consummation of the Merger, the separate corporate existence of

Merger Sub shall terminate. Immediately after the consummation of the Merger, the Surviving Corporation, as a wholly-owned subsidiary of Webster, shall be merged into Webster, which will be the surviving corporation in such merger (the "Subsidiary Merger"). Upon consummation of the Subsidiary Merger, the separate corporate existence of Shelton shall terminate.

                  1.2      Effective Time.

                  The Merger shall become effective on the Closing Date, as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of Delaware (the "Secretary of State") on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.


                  1.3      Effects of the Merger.

                  At and after the Effective Time, the Merger shall have the effects set forth in Section 259 and 261 of the DGCL.


                  1.4      Conversion of Shelton Common Stock.

                  (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $1.00 per share, of Shelton (the "Shelton Common Stock") issued and outstanding prior to the Effective Time (other than shares of Shelton Common Stock held (x) in Shelton's treasury or (y) directly or indirectly by any Subsidiary (as defined in Section 9.13) of Webster or Shelton (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 0.92 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Webster ("Webster Common Stock"). All of the shares of Shelton Common Stock converted into Webster Common Stock pursuant to this
Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Shelton Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Webster Common Stock and
(ii) cash in lieu of fractional shares into which the shares of Shelton Common Stock represented by such Certificate have been converted pursuant to this
Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Shelton Common Stock shall be exchanged for certificates representing whole shares of Webster Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Webster should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (b) At the Effective Time, all shares of Shelton Common Stock that are owned by Shelton as treasury stock and all shares of Shelton Common Stock that are owned directly or indirectly by Webster or Shelton or any of their respective Subsidiaries (other than shares of Shelton Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or Shelton, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Shelton Common Stock held by Webster or Shelton or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Shelton Common Stock, and shares of Webster Common Stock which are similarly held, whether held directly or indirectly by Webster or Shelton, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Webster or other consideration shall be delivered in exchange therefor. All shares of Webster Common Stock that are owned by Shelton or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Webster.


                  1.5      Conversion of Merger Sub Common Stock.

                  Each of the shares of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the Surviving Corporation.


                  1.6      Options.

                  At the Effective Time, each option granted by Shelton to purchase shares of Shelton Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Webster Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Shelton Stock Option Plan (the "Shelton Stock Plan");

                  (1) The number of shares of Webster Common Stock to be subject to the new option shall be equal to the product of the number of shares of Shelton Common Stock subject to the original option, multiplied by the Exchange Ratio, provided that any fractional shares of Webster Common Stock resulting from such multiplication shall be rounded down to the nearest share;

                  (2) The exercise price per share of Webster Common Stock under the new option shall be equal to the exercise price per share of Shelton Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent; and

                  (3) The non-qualifying options held by non-employee directors of Shelton shall be modified by Webster to provide for exercise within three months after termination of service as an advisory director of the Surviving Bank.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Shelton shall be deemed to be references to Webster and except as provided in (3) above.


                  1.7      Certificate of Incorporation.

                  At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.


                  1.8      By-Laws.

                  At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

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

                  1.9      Directors and Officers.

                  At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. One director of Shelton, to be jointly selected by the Board of Directors of Webster and the Board of Directors of Shelton, shall be invited to serve as an additional member of the Board of Directors of the Surviving Bank. The Surviving Bank's Board of Directors will be expanded after the Bank Merger to add such additional director, who will serve until the 1999 annual meeting of the Surviving Bank (with an initial term ending at the 1996 annual meeting and subject to reelection thereat for a full three-year term, which Webster intends to cause). In addition, the directors of Shelton serving immediately prior to the Effective Time will be invited to serve on an advisory board to the Surviving Bank after the Bank Merger for a period of 40 months
(with an initial term ending at the 1996 annual meeting and subject to reelection annually thereafter, which Webster intends to cause). Such advisory directors (other than J. Allen Kosowsky who shall serve without a retainer or attendance fees and any advisory director also serving as a member of the Board of Directors of the Surviving Bank or as an officer or consultant to the Surviving Bank) will each be paid for such service up to $50,000, based on a monthly retainer of $650 per month and monthly meeting attendance fees of $600 per meeting attended. At the Effective Time, Webster will enter into an employment and consulting agreement with Kenneth E. Schaible and consulting agreements with Messrs. William C. Nimons and Ralph J. Rodriguez, in the forms set forth in Exhibits D, E and F, respectively. Such advisory board will also include Messrs. Nimons and Rodriguez while they serve as consultants to the Surviving Bank. Webster agrees to include the advisory directors in its nonqualified deferred compensation plan.


                  1.10     Tax Consequences.

                  It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                                   ARTICLE II
                               EXCHANGE OF SHARES


                  2.1      Webster to Make Shares Available.

                  At or prior to the Effective Time, Webster shall deposit, or shall cause to be deposited, with Webster's transfer agent, Chemical Bank, or such other bank or trust company as Webster may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Webster Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Shelton Common Stock.


                  2.2      Exchange of Shares.

                  (a) As soon as practicable after the Effective Time, and in no event later than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares into which the shares of Shelton Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Shelton shall have the right to review both the letter of transmittal and the instructions. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Webster Common Stock to which such holder of Shelton Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Webster Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Webster Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Webster Common Stock into which his Shelton Common Stock shall have been converted.

                  (c) If any certificate  representing  shares of Webster Common
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Webster Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of Shelton of the shares of Shelton Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Webster Common Stock as provided in this
Article II.

                  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Webster Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Webster Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Webster. In lieu of the issuance of any such fractional share, Webster shall pay to each former shareholder of Shelton who otherwise would be entitled to receive a fractional share of Webster Common Stock an amount in cash determined by multiplying (i) the average, without respect to the number of shares traded, of the high and low sales prices of the Webster Common Stock as reported on the Nasdaq National Market (or any other securities exchange on which the Webster Common Stock is then traded) for the five trading days immediately preceding the first trading day before the Closing Date by (ii) the fraction of a share of Webster Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

                  (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Shelton for twelve months after the Effective Time shall be paid to Webster. Any shareholders of Shelton who have not theretofore complied with this Article II shall thereafter look only to Webster for payment of their shares of Webster Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Webster Common Stock deliverable in respect of each share of Shelton Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Webster, Shelton, the Exchange Agent or any other person shall be liable to any former holder of shares of Shelton Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Webster, the posting by such person of a bond in such amount as Webster may direct as indemnity against claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Webster Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SHELTON

         Shelton hereby represents and warrants to Webster and Merger Sub as follows:


                  3.1      Corporate Organization.

                  (a) Shelton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Shelton has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. Shelton is duly registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act of 1933, as amended ("HOLA"). The Certificate of Incorporation and By-Laws of Shelton, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Shelton Bank is a state chartered savings bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The deposit accounts of Shelton Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Shelton Bank. Shelton Bank is the only subsidiary of Shelton that is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). Shelton Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws of Shelton Bank, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.


                  3.2      Capitalization.

                  (a) The authorized capital stock of Shelton consists of 5,000,000 shares of Shelton Common Stock and 1,000,000 shares of serial preferred stock, par value $1.00 per share (the "Shelton Preferred Stock"). As of the date hereof, there are (x) 1,343,341 shares of Shelton Common Stock issued and outstanding and 103,458 shares of Shelton Common Stock held in Shelton's treasury, (y) no shares of Shelton Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 135,086 shares of Shelton Common Stock reserved for issuance pursuant to the Shelton Stock Plans (of which options for 110,591 shares are currently outstanding) and
(ii) 267,324 shares of Shelton Common Stock reserved for issuance upon exercise of the options to be issued to Webster pursuant to the Option Agreement, and (z) no shares of Shelton Preferred Stock issued or outstanding, held in Shelton's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Shelton Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the disclosure schedule which is being delivered to Webster concurrently herewith (the "Shelton Disclosure Schedule"), and except for the Option Agreement, Shelton does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Shelton Common Stock or Shelton Preferred Stock or any other equity security of Shelton or any securities representing the right to purchase or otherwise receive any shares of Shelton Common Stock or any other equity security of Shelton. The names of the optionees, the date of each option to purchase Shelton Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Shelton Stock Plan are set forth in Section 3.2(a) of the Shelton Disclosure Schedule. Since June 30, 1994, Shelton has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to such date under the Shelton Stock Plan.

                  (b) Section 3.2(b) of the Shelton Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of Shelton as of the date of this Agreement. Except as set forth on Section 3.2(b) of the Shelton Disclosure Schedule, Shelton owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Shelton Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.


                  3.3      Authority; No Violation.

                  (a) Shelton has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Shelton. The Board of Directors of Shelton has directed that this Agreement and the transactions contemplated hereby be submitted to Shelton's shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Shelton's shareholders, no other corporate proceedings on the part of Shelton are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Shelton and (assuming due authorization, execution and delivery by Webster and Merger Sub of this Agreement and by Webster of the Option Agreement) will constitute valid and binding obligations of Shelton, enforceable against Shelton in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Shelton Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Shelton Bank and by Shelton as the sole shareholder of Shelton Bank. No other corporate proceedings on the part of Shelton Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Shelton Bank, will be duly and validly executed and delivered by Shelton Bank and will (assuming due authorization, execution and delivery by the Surviving Bank) constitute a valid and binding obligation of Shelton Bank, enforceable against Shelton Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Except as set forth in Section 3.3(c) of the Shelton Disclosure Schedule, neither the execution and delivery of this Agreement and the Option Agreement by Shelton or the Bank Merger Agreement by Shelton Bank, nor the consummation by Shelton or Shelton Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Shelton or Shelton Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Shelton or the Certificate of Incorporation or By-Laws of Shelton Bank, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Shelton or Shelton Bank, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Shelton or Shelton Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Shelton or Shelton Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.


                  3.4      Consents and Approvals.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the OTS under HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of any required applications or notices with the FDIC and OTS as to the subsidiary activities of Shelton Bank which become service corporation or operating subsidiaries of the Surviving Bank and approval of such applications and notices, (iii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and approval of such applications and notices as to the Merger and the Bank Merger (the "State Banking Approvals"), (iv) the filing with the Connecticut
Commissioner of an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the Shelton Common Stock pursuant to the Option Agreement, if not exempt,
(v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), which will include the joint proxy statement/prospectus to be used in soliciting the approval of Shelton's shareholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (vi) the approval of this Agreement by the requisite vote of the shareholders of Shelton, (vii) the approval for the issuance of the Webster Common Stock hereunder by a majority of shares of Webster Common Stock voted at a meeting of Webster shareholders at which a quorum is present, (viii) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (ix) the filings required by the Bank Merger Agreement, (x) the filings required by Webster for the conversion of Bristol to federal savings bank charter and concurrent renaming of Bristol as Webster Bank, and for the merger of First Federal into Webster Bank, prior to the Merger and Bank Merger, (xi) the filings required for the Subsidiary Merger, and (xii) such filings, authorizations or approvals as may be set forth in
Section 3.4 of the Shelton Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by Shelton of this Agreement and the Option Agreement, (2) the consummation by Shelton of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Shelton Bank of the Bank Merger Agreement, (4) the consummation by Shelton Bank of the Bank Merger and the transactions contemplated thereby, and (5) the consummation by Shelton of the Option Agreement.

                  (b) Shelton hereby represents to Webster that it has no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.


                  3.5      Loan Portfolio; Reports.

                  (a) Except as set forth in Section 3.5(a) of the Shelton Disclosure Schedule, as of June 30, 1994 and thereafter through and including the date of this Agreement, neither Shelton nor Shelton Bank is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Shelton or any of its Subsidiaries, or to the Knowledge of Shelton, any Affiliated Person (as defined in Section 9.13) of the foregoing.

                  (b) Shelton and Shelton Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1992 with
(i) the OTS, (ii) the FDIC, (iii) the Connecticut Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iv) the SEC and (v) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Shelton and its Subsidiaries, to the Knowledge of Shelton, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Shelton or Shelton Bank since June 30, 1992.


                  3.6 Financial Statements; Exchange Act Filings; Books and Records.

                  Shelton has previously delivered to Webster true, correct and complete copies of (a) the consolidated balance sheets of Shelton and its Subsidiaries as of June 30, for the fiscal years 1993 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in Shelton's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Coopers & Lybrand, independent public accountants with respect to Shelton, and (b) the unaudited consolidated balance sheet of Shelton and its Subsidiaries as of March 31, 1995 and the related comparative unaudited consolidated statements of income, cash flows and changes in shareholders' equity for the nine month periods ended March 31, 1995 and 1994 as reported in Shelton's Quarterly Report on Form 10-Q filed with the SEC under the Exchange Act. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section
6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Shelton and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Shelton's Annual Report on Form 10-K for the fiscal year ended June 30, 1992 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Shelton has previously delivered to Webster true, correct and complete copies of such reports. The books and records of Shelton and Shelton Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.


                  3.7      Broker's Fees.

                  Neither Shelton nor any Shelton Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that Shelton has engaged, and will pay a fee or commission to Alex Brown & Co. in accordance with the terms of a letter agreement, as amended, between Alex Brown & Co. and Shelton, a true, complete and correct copy of which has been previously delivered by Shelton to Webster.


                  3.8      Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Section 3.8(a) of the Shelton Disclosure Schedule or as disclosed in Shelton's Annual Report on Form 10-K for June 30, 1994 or in any Current or Quarterly Report of Shelton on Form 8-K or Form 10-Q filed prior to the date of this Agreement, since June 30, 1994,
(i) neither Shelton nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined
Section 9.13) on Shelton.

                  (b) Except as set forth in Section 3.8(b) of the Shelton Disclosure Schedule, since June 30, 1994, Shelton and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.


                  3.9      Legal Proceedings.

                  (a)  Except  as set  forth  in  Section  3.9  of  the  Shelton
Disclosure Schedule, neither Shelton nor any of its Subsidiaries is a party to any, and there are no pending or, to Shelton's Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Shelton or any of its Subsidiaries in which there is a reasonable probability of any material recovery against Shelton or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this

Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of success.

                  (b) Except as otherwise disclosed in Section 3.9(b) of the Shelton Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Shelton, any of its Subsidiaries or the assets of Shelton or any of its Subsidiaries.


                  3.10     Taxes and Tax Returns.

                  Except as may be reflected in Section 3.10 of the Shelton Disclosure Schedule, each of Shelton and its Subsidiaries has duly filed all Federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by Federal and state taxing authorities on or prior to the date hereof other than Taxes or other charges (a) which (x) are not yet delinquent or
(y) are being contested in good faith and set forth in Section 3.10 of the Shelton Disclosure Schedule and (b) have not been finally determined. All liability with respect to the income tax returns of Shelton and its Subsidiaries has been satisfied for all years to and including 1991. The IRS has not notified Shelton of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of Shelton subsequent to 1991. Except as may be set forth in Section 3.10 of the Shelton Disclosure Schedule, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Shelton or any of its Subsidiaries, nor has Shelton or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal or state income tax return for any period. In addition, Federal and state returns which are accurate and complete in all material respects have been filed by Shelton and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by Shelton in its consolidated financial statements as of March 31, 1995.


                  3.11     Employee Plans.

                  (a) Section 3.11 of the Shelton Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), arrangement or agreement that is maintained as of the date of this Agreement (the "Plans") by Shelton or any of its Subsidiaries, all of which together with Shelton would be deemed a "single employer" within the meaning of
Section 4001 of ERISA or Code Sections 414(b), (c) or (m).

                  (b) Shelton has heretofore delivered to Webster true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500) series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

                  (c) Except as set forth in Section 3.11 of the Disclosure Schedule, (i) each of the Plans has been operated and in all material respects administered in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each

Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Shelton or any Shelton Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Shelton or any Shelton Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under the Title IV of ERISA has been incurred by Shelton or any Shelton Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk to Shelton or any Shelton Subsidiary incurring a material liability thereunder, (vi) no Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Shelton or any Shelton Subsidiary as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the code, (viii) neither Shelton nor any Shelton Subsidiary has engaged in a transaction in connection with which Shelton or any Shelton Subsidiary could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the Knowledge of Shelton, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans could be terminated as of the Effective Date without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Shelton or any Shelton Subsidiary that would not be deductible under Code Sections 162(a)(1) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.


                  3.12     Certain Contracts.

                  (a) Except as set forth in Section 3.12(a) of the Shelton Disclosure Schedule, neither Shelton nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Webster, Shelton, Shelton Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Shelton or Shelton Bank, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Shelton has previously delivered to Webster true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Shelton or any of its Subsidiaries is a party. Section 3.12(a) of the Shelton Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Shelton. Each contract, arrangement or commitment of the type described in this
Section  3.12(a),  whether  or not set forth in

Section 3.12(a) of the Shelton Disclosure Schedule, is referred to herein as a "Shelton Contract," and neither Shelton nor any of its Subsidiaries knows of, or has received notice of, any violation of any Shelton Contract.

                  (b) Except as set forth in Section 3.12(b) of the Shelton Disclosure Schedule, (i) each Shelton Contract is valid and binding and in full force and effect, (ii) Shelton and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Shelton Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Shelton or any of its Subsidiaries under any such Shelton Contract.


                  3.13     Agreements with Regulatory Agencies.

                  Neither   Shelton   nor   Shelton   Bank  is  subject  to  any
cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the Shelton Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Shelton or Shelton Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.


                  3.14     State Takeover Laws.

                  The Board of Directors of Shelton has approved the transactions contemplated by this Agreement, the Bank Merger Agreement and the Option Agreement such that the provisions of Section 203 of the DGCL and Sections 9.2 and 9.3 of Shelton's Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 4.8 hereof, apply to this Agreement, the Bank Merger Agreement or the Option Agreement or any of the transactions contemplated hereby or thereby.


                  3.15     Environmental Matters.

                  Except as set forth in Section 3.15 of the Shelton  Disclosure
Schedule:

                  (a) Each of Shelton and the Shelton Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Shelton or any Shelton Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Shelton or any Shelton Subsidiary;

                  (c) During the period of Shelton's or any Shelton Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

                  (d) To the Knowledge of Shelton, neither Shelton nor any Shelton Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or
(ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                  (e) For purposes of this  section  3.15,  the term  "Hazardous
Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statue, law, ordinance, rule or regulation.


                  3.16     Reserves for Losses.

                  All reserves or other allowances for possible losses reflected in Shelton's most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. Neither Shelton nor Shelton Bank has been notified by the OTS, the FDIC, the Connecticut Commissioner or Shelton's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Shelton or Shelton Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the OTS, the FDIC, the Connecticut Commissioner or Shelton's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Shelton or Shelton Bank. Shelton has previously furnished Webster with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Shelton agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1. All OREO held by Shelton or Shelton Bank is being carried net of reserves at the lower of cost or fair market value based on current appraisals.


                  3.17     Properties and Assets.

                  Section 3.17 of the Shelton Disclosure Schedule lists (i) all real property owned by Shelton and each Shelton Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Shelton or any Shelton Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Shelton or any Shelton Subsidiary is a party; and (iv) all items of Shelton's or any Shelton Subsidiary's tangible personal property and equipment with a book value of $50,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in Shelton's consolidated financial statements as of March 31, 1995 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with Shelton's or any Shelton Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since March 31, 1995, and (e) items listed in Section 3.17 of the Shelton Disclosure Schedule, to Shelton's Knowledge, Shelton and each Shelton Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in its consolidated financial statements of Shelton as of March 31, 1995, free and clear of all liens, claims, charges and other encumbrances. Shelton and each Shelton Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any material breach, violation or default, and neither Shelton nor any Shelton Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since March 31, 1995. To Shelton's Knowledge, all properties and assets used by Shelton and each Shelton Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and, except as set forth at Section 3.17 of the Shelton Disclosure Schedule, comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. Shelton and each Shelton Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Shelton or any Shelton Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither Shelton nor any Shelton Subsidiary is in material default with respect to any such lease, and there has occurred no default or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. Except as set forth at
Section 3.17 of the Shelton Disclosure Schedule, there are no Laws, conditions of record, or other impediments which interfere with the intended use by Shelton or any Shelton Subsidiary of any of the property owned, leased, or occupied by them.


                  3.18     Insurance.

                  Section 3.18 of the Shelton Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Shelton and any Shelton Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Shelton and any Shelton Subsidiary) are in full force and effect and have been in full force and effect. As of the date hereof, neither Shelton nor any Shelton Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Shelton and Shelton Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Shelton and the Shelton
Subsidiaries, and is sufficient for compliance by Shelton and the Shelton Subsidiaries with all requirements of Law and agreements to which Shelton or any of the Shelton Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the Shelton Disclosure Statement, as in effect on the date hereof, have been delivered to Webster.


                  3.19     Liquidation Account.

                  The liquidation account established by Shelton Bank in connection with its conversion from the mutual to stock form amounted to less than $400,000 at March 31, 1995, and has been maintained since its establishment in accordance with applicable Laws. None of the transactions contemplated by this Agreement would constitute a complete liquidation of Shelton Bank so as to require the distribution of such liquidation account of Shelton Bank to any existing or former account holders.

                  3.20     Compliance with Applicable Laws.

                  Except as set forth at Section 3.20 of the Shelton Disclosure Schedule, to Shelton's Knowledge, each of Shelton and any Shelton Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Except as set forth at Section 3.20 of the Shelton Disclosure Schedule, neither Shelton nor any Shelton Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.


                  3.21     Loans.

                  As of the date hereof:

                  (a) Except as is set forth at Section 3.21(a) of the Shelton Disclosure Schedule, to Shelton's Knowledge, all loans owned by Shelton or any Shelton Subsidiary, or in which Shelton or any Shelton Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                  (b) All loans owned by Shelton or any Shelton Subsidiary, or in which Shelton or any Shelton Subsidiary has an interest, have been made or acquired by Shelton in accordance with board of director-approved loan policies, and except as is set forth at Section 3.21 of the Shelton Disclosure Schedule, all of such loans are collectible, except to the extent reserves have been made against such loans in Shelton's consolidated financial statements at March 31, 1995 referred to in Section 3.6 hereof. Each of Shelton and each Shelton Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; to Shelton's Knowledge, such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Shelton and each Shelton Subsidiary are with full recourse to the borrowers, and, to Shelton's Knowledge, each of Shelton and any Shelton Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. To Shelton's Knowledge, all applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by Shelton or any Shelton Subsidiary and subsequently sold by Shelton or any Shelton Subsidiary have been sold without recourse to Shelton or any Shelton Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of March 31, 1995 prepared by Shelton and each Shelton Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Webster. True, correct and complete copies of the currently effective lending policies and practices of Shelton and each Shelton Subsidiary also have been furnished to Webster.

                  (c) Each outstanding loan participation sold by Shelton or any Shelton Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Shelton or any Shelton Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Shelton or any Shelton Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. To Shelton's Knowledge, Shelton and any Shelton Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

                  (d)  Shelton  and  each  Shelton   Subsidiary   have  properly
perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.


                  3.22     Affiliates; Certain Executive Officers.

                  Each director and 5% or greater shareholder and any other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of Shelton has delivered to Webster concurrently with the execution of this Agreement, a shareholders agreement, in the form of Exhibit C hereto (the "Stockholders Agreement"). Messrs. Schaible, Nimons and Rodriguez have also concurrently with the execution of this Agreement have executed and delivered to Webster and Shelton an executive officers agreement, in the form of Exhibit G hereto (the "Executive Officers Agreement") in order to assure compliance with
Section 280G of the Code. The Stockholders Agreement and the Executive Officers Agreement have been duly and validly executed and delivered by each person that is a party thereto (assuming due authorization, execution and delivery by Webster and/or Shelton, as applicable) and constitute valid and binding obligations of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF WEBSTER

         Webster hereby represents and warrants to Shelton as follows:


                  4.1      Corporate Organization.

                  (a) Webster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Webster has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Webster is duly registered as a savings and loan holding company with the OTS under HOLA. The Certificate of Incorporation and By-Laws of Webster, copies of which have previously been made available to Shelton, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (c) First Federal is, and the Surviving Bank will be, a federal savings bank chartered by the OTS under the laws of the United States with its main office in the State of Connecticut. Bristol, prior to its conversion to federal charter, is a savings bank chartered under the laws of the State of Connecticut with its main office in the State of Connecticut. First Federal and Bristol have, and the Surviving Bank will have, the corporate power and authority to own or lease all of their properties and assets and to carry on business as they are now being conducted, and are, or in the case of the Surviving Bank will be, duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such licensing or qualification necessary. The Charter and By-Laws of First Federal and Bristol, copies of which have previously been made available to Shelton, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. The proposed Charter and By-Laws of the Surviving Bank will be substantially the same as the Charter and By-Laws of First Federal, except for name and as otherwise contemplated by this Agreement.


                  4.2      Capitalization.

                  (a) The  authorized  capital  stock  of  Webster  consists  of
14,000,000 shares of Webster Common Stock, of which 5,498,142 shares were outstanding (net of 461,424 treasury shares) at May 31, 1995, and 3,000,000 shares of serial preferred stock, par value .01 per share ("Webster Preferred Stock"), of which 171,869 shares of Series B Cumulative Convertible Preferred Stock (the "Series B Stock") were outstanding at May 31, 1995. At such date, Webster had reserved for issuance 546,298 shares upon exercise of outstanding options and 986,062 shares upon conversion of the Series B Stock. All of the issued and outstanding shares of Webster Common Stock and Series B Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Webster does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Webster Common Stock or Webster Preferred Stock or any other equity securities of Webster or any securities presenting the right to purchase or otherwise receive any shares of Webster Common Stock or Webster Preferred Stock. The shares of Webster Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding and owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

                  (c) At the Effective Time, the authorized capital stock of the Surviving Bank will consist of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares will be issued and outstanding. At the Effective Time, all of the outstanding shares of common stock of the Surviving Bank will be owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares will then be duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.


                  4.3      Authority; No Violation.

                  (a) Webster has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Webster. No other corporate proceedings on the part of Webster are necessary to consummate the transactions contemplated hereby, except for the approval of this Agreement by a majority of shares of Webster Common Stock voted at a meeting of Webster's shareholders at which a quorum is present. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Webster and (assuming due authorization, execution and delivery by Shelton) will constitute valid and binding obligations of Webster,
enforceable   against  Webster  in
accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (b)  Merger  Sub has full  corporate  power and  authority  to
execute  and  deliver  this  Agreement  and  to  consummate   the   transactions
contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub and by Webster as the sole shareholder of Merger Sub. No other corporate proceedings on the part of Merger Sub will be necessary to consummate the transactions contemplated hereby. This Agreement, upon execution and delivery by Merger Sub, will be duly and validly executed and delivered by Merger Sub and will (assuming due authorization, execution and delivery by Shelton) constitute a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) The Board of Directors of Bristol has duly and validly approved Bristol's conversion from a state savings bank to a federal savings bank charter, the concurrent renaming of Bristol as Webster Bank, and the merger of First Federal into Webster Bank, as the surviving federal savings bank in such merger. The Board of Directors of First Federal has duly and validly approved the merger of First Federal into Webster Bank, as the surviving federal savings bank in such merger. Webster, as the sole shareholder of both Bristol and First Federal has approved such conversion, renaming and merger. All corporate proceedings necessary to consummate such transactions have been taken or will be taken prior to the Effective Time.

                  (d) The Surviving Bank will have full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Surviving Bank and by Webster as the sole shareholder of the Surviving Bank prior to the Effective Time. All corporate proceedings on the part of the Surviving Bank necessary to consummate the transactions contemplated thereby will have been taken prior to the Effective Time. The Bank Merger Agreement, upon execution and delivery by the Surviving Bank, will be duly and validly executed and delivered by the Surviving Bank and will (assuming due authorization, execution and delivery by Shelton Bank) constitute a valid and binding obligation of the Surviving Bank, enforceable against the Surviving Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (e) Except as set forth in Section 4.3(d) of the disclosure schedule which is being delivered by Webster to Shelton concurrently herewith (the "Webster Disclosure Schedule"), neither the execution and delivery of this Agreement by Webster or Merger Sub, the Option Agreement by Webster or the Bank Merger Agreement by the Surviving Bank, nor the consummation by Webster, Merger Sub or the Surviving Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Webster, Merger Sub or the Surviving Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Webster, the Certificate of Incorporation or By-Laws of Merger Sub or the Charter or By-Laws of the Surviving Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to Webster, Merger Sub, the Surviving Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Webster, the Surviving Bank or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Webster, the Surviving Bank or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected.


                  4.4      Regulatory Approvals.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the OTS under HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of any required applications or notices with the FDIC and OTS as to the subsidiary activities of Shelton Bank which become service corporation or operating subsidiaries of the Surviving Bank and approval of such applications and notices, (iii) the State Banking Approvals, (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the Shelton Common Stock pursuant to the Option Agreement, if not exempt, (v) the filing with the SEC of a registration statement on Form S-4 to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), which will include the Proxy Statement/Prospectus, (vi) the approval of this Agreement by the requisite vote of the shareholders of Shelton, (vii) the approval for the issuance of the Webster Common Stock hereunder by a majority of shares of Webster Common Stock voted at a meeting of the Webster's shareholders at which a quorum is present, (viii) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (ix) the filings required by the Bank Merger Agreement, (x) the filings required by Webster for the conversion of Bristol to federal savings bank charter and concurrent renaming of Bristol as Webster Bank, and for the merger of First Federal into Webster Bank, prior to the Merger and Bank Merger, (xi) the filings required for the Subsidiary Merger, and (xii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (1) the execution and delivery by Webster and Merger Sub of this Agreement and the Option Agreement, (2) the consummation by Webster and Merger Sub of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Surviving Bank of the Bank Merger Agreement, and (4) the consummation by the Surviving Bank of the transactions contemplated by the Bank Merger Agreement.

                  (b) Webster hereby represents to Shelton that it has no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.


                  4.5 Financial Statements; Exchange Act Filings; Books and Records.

                  Webster has previously delivered to Shelton true, correct and complete copies of (a) the consolidated balance sheets of Webster and its Subsidiaries as of December 31 for the fiscal years 1993 and 1994 and the related consolidated statements of income changes in shareholders' equity and cash flows for the fiscal years 1992 through 1994, inclusive, as reported in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Webster, and (b) the unaudited consolidated balance sheet of Webster and its Subsidiaries as of March 31, 1995 and the related comparative unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three month periods then ended March 31, 1995 and 1994. The financial statements referred to in this

Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Webster and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements
(including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Webster has previously delivered to Shelton true, correct and complete copies of such reports. The books and records of Webster and First Federal have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.


                  4.6      Absence of Certain Changes or Events.

                  Except as may be set forth in Section 4.6 of the Webster Disclosure Schedule, or as disclosed in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, true, correct and complete copies of which have previously been delivered to Shelton, since December 31, 1994, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Webster.


                  4.7      Compliance with Applicable Law.

                  Except as set forth in Section 4.7 of the Webster Disclosure Schedule, to Webster's Knowledge, Webster and each Webster Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Except as set forth in Section 4.7 of the Webster Disclosure Schedule, neither Webster nor any Webster Subsidiary has received any notice of any alleged or, threatened claim, violation of or liability or potential responsibility under any such Laws that has not heretofore been cured and for which there is no remaining liability.


                  4.8  Ownership  of  Shelton   Common  Stock;   Affiliates  and
Associates.

                  (a) As of the date hereof, neither Webster nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than one percent of the outstanding capital stock of Shelton, excluding the shares of Shelton Common Stock issuable pursuant to the Option Agreement to be executed subsequent to the execution of the Agreement.

                  (b) Neither Webster nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL s.203(c) (1) or an "associate" (as such term is defined in DGCL s.203(c) (2)) of Shelton.

                  4.9      Employee Benefit Plans.

                  Webster's proxy statement for its 1995 Annual Meeting of Shareholders and Section 4.9 of the Webster Disclosure Schedule sets forth a true and complete description of each employee benefit plan arrangement or agreement that is maintained as of the date of this Agreement (the "Webster Plans") by Webster or any of its Subsidiaries, all of which together with Webster would be deemed a "single employer" within the meaning of Section 4001 of ERISA. Webster has heretofore made available for inspection, or delivered (if requested) to Shelton true, correct and complete copies of each of the Webster Plans. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Webster Plan.


                  4.10     Agreements with Regulatory Agencies.

                  Except as set forth in Section 4.10 of the Webster Disclosure Schedule, neither Webster nor any of its affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Webster, First Federal or Bristol been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.


                  4.11     Reserves for Losses.

                  All reserves or other allowances for possible losses reflected in Webster's most recent financial statements referred to in Section 4.5 complied with all Laws, and Webster has not been notified by the OTS or Webster's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Webster in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the OTS or Webster's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Webster.


                  4.12     Legal Proceedings.

                  Except as set forth in Section 4.12 of the Webster Disclosure Schedule, neither Webster nor any of its Subsidiaries is a party to any, and there are no pending or, to Webster's Knowledge, threatened, legal, administrative proceedings, claims, actions or governmental or regulatory investigations against Webster or any of its Subsidiaries which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of success.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS


                  5.1      Covenants of Shelton.

                  During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Webster, Shelton and each Shelton Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Shelton will use its reasonable efforts to (x) preserve its business organization and that of each Shelton Subsidiary intact, (y) keep available to itself and Webster the present services of the employees of Shelton and each Shelton Subsidiary and (z) preserve for itself and Webster the goodwill of the customers of Shelton and each Shelton Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Shelton Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Webster in writing, Shelton shall not, and shall not permit any Shelton Subsidiary to:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Shelton of $.16 per share on the Shelton Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by Shelton during its fiscal year ended June 30, 1994 and except that any Shelton Subsidiary may declare and pay dividends and distributions to Shelton);

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Shelton Stock Plan in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof, and the acquisition by the trustee under Shelton's employee stock ownership plan in accordance with past practices of up to 4,000 outstanding shares of Shelton Common Stock per quarter) any shares of the capital stock of Shelton or any Shelton Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Shelton or any Shelton Subsidiary;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Shelton Common Stock pursuant to stock options or similar rights to acquire Shelton Common Stock granted pursuant to the Shelton Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

                  (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

                  (e) authorize or permit any of its officers, directors, employees or agents to solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of Shelton, based upon a written opinion of Shelton's outside counsel, negotiate, discuss, recommend or endorse any takeover proposal, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that Shelton may communicate information about any such takeover proposal to its shareholders if, in the judgment of Shelton's Board of Directors based upon a written opinion of Shelton's outside counsel, such communication is required under applicable law. Shelton will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Webster with respect to any of the foregoing. Shelton will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.1(e). Shelton will notify Webster promptly if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Shelton, and Shelton will promptly inform Webster in writing of all of the relevant details with respect to the foregoing. Shelton and its Board of Directors will oppose any takeover proposal from a third party, unless such opposition would be contrary to the exercise by the Board of Directors of its fiduciary duties. As used in this Agreement, "takeover proposal" shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger, consolidation or other business combination involving Shelton or any Shelton Subsidiary, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets, out of the ordinary course of business, of, Shelton or Shelton Bank other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

                  (f) make capital expenditures aggregating in excess of $100,000, except for (i) capital expenditures specified in Shelton's budget for the fiscal year ending June 30, 1996 (the "Shelton 1996 Budget") and (ii) capital expenditures relating to the proposed closure and relocation of Shelton Bank's existing Ansonia branch in accordance with a schedule of such expenditures (the "Ansonia Branch Budget"), a true, complete and correct copies of which, in each case, have been provided to Webster prior to the date hereof;

                  (g) enter into any new line of business;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

                  (j) change its methods of accounting in effect at June 30, 1994, except as required by changes in GAAP or regulatory accounting principles as concurred to by Shelton's independent auditors;

                  (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Shelton or any Shelton Subsidiary and one or more of its current or former directors or officers, (ii) except for annual increases in the compensation of employees in the ordinary course of business consistent with past practices (or in the case of Messrs. Kenneth E. Schaible, William C. Nimons and Ralph J. Rodriguez annual increases consistent with past practices and not to exceed 5%) or except as required by applicable law, or (iii) except for the payment after December 31, 1994 of bonuses consistent with past practices in the aggregate not in excess of $40,000, $29,063 and $20,250 and $6,825 to Messrs. Schaible, Nimons, Rodriguez and Gary M. Toole, respectively, with 50% of such amounts in the case of Messrs. Schaible, Nimons and Rodriguez to relate to their respective performances during the fiscal year ending June 30, 1995 and the other 50% relating to their performance between January 1, 1995 and the Effective Time, (A) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (B) enter into, modify (other than as provided in the Executive Officers Agreement) or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (C) hire any new employee at an annual compensation in excess of $50,000 (except for the replacement of existing employees at compensation levels consistent with those currently in effect) or any new employee in the trust area, (D) pay expenses of any non-employee directors for attending conventions or similar meetings, (E) pay to, or accrue for, employees any unused sick days (or portions thereof) earned after November 30, 1995, or (F) pay any retention bonuses to any employees other than as mutually agreed upon by Webster;

                  (l) except for short-term borrowings with a maturity of one year or less by Shelton Bank in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) sell, purchase, lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity; provided that Shelton Bank may close its existing Ansonia branch office and relocate that office to a new location if the capital expenditures and other costs associated with such relocation do not exceed the capital expenditures and costs for such project reflected in the Ansonia Branch Budget;

                  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with (i) foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past banking practices, or (ii) the Stonebridge Subdivision located on Riggs Street, Oxford, Connecticut up to an additional $300,000 on a funding basis consistent with past practices;

                  (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions with, any Affiliated Person of Shelton or any Shelton Subsidiary;

                  (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing, and which would not change the risk profile of Shelton Bank based on its existing deposit and primarily 1-4 family residential lending policies or make any equity investments;

                  (q) sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

                  (r) limit its lending activities to 1-4 family residential first mortgage loans, consumer loans (if unsecured, up to $10,000), home equity lines or loans, commercial real estate first mortgage loans (up to $250,000 as to any loan or $500,000 in the aggregate as to related loans, unless relating to the Stonebridge Subdivision in which case paragraph (n) of this Section 5.1 shall apply), and land acquisition loans to borrowers who intend to construct a residence on such land (up to the lesser of 75% of the appraised value of such land or $100,000) in accordance with existing lending policies;

                  (s) make any investments in derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities;

                  (t) sell or purchase any mortgage loan servicing rights; or

                  (u) agree or commit to do any of the foregoing.

The consent of Webster to any action by Shelton or any Shelton Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of Webster.

                  5.2      Covenants of Webster.

                  During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with Shelton's prior written consent, Webster, First Federal and Bristol shall carry on their respective businesses and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and except as set forth on Section 5.2 of the Webster Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Shelton, Webster shall not, and shall not permit First Federal or Bristol to:

                  (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock (except that First Federal or Bristol may declare and pay extraordinary or special dividends and distributions to Webster and except that Webster may increase the quarterly cash dividend rate on the Webster Common Stock);

                  (b) take any action that will result in (i) any of Webster's representations and warranties set forth in this Agreement being or becoming untrue, unless the failure of such representations or warranties to be true would not, individually or in the aggregate, have a Material Adverse Effect on Webster, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

                  (c) change its methods of accounting in effect at March 31, 1995, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Webster's independent auditors;

                  (d) take any other action that would materially adversely affect or materially delay the ability of Webster to obtain the Requisite Regulatory Approvals or otherwise materially adversely affect Webster's, First Federal's or Bristol's ability to consummate the transactions contemplated by this Agreement; or

                  (e)      agree or commit to do any of the foregoing.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS


                  6.1      Regulatory Matters.

                  (a) Upon the execution and delivery of this Agreement, Webster and Shelton (as to information to be included therein pertaining to Shelton) shall promptly cause to be prepared and filed with the SEC a registration statement of Webster on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the Webster Common Stock to be issued in the Merger (including the Webster Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) and for soliciting the approval of the Merger by the shareholders of Shelton and for soliciting the approval by the shareholders of Webster for the issuance of the Webster Common Stock to Shelton's shareholders as part of the Merger. Webster and Shelton shall use their best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. Shelton shall cooperate with Webster in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement concerning Shelton. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to Shelton is discovered by Shelton, which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement, Shelton shall promptly so inform Webster, and shall furnish Webster with all necessary information relating to such event.

Webster shall thereupon cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of the amendment to the Registration Statement with the SEC, Shelton (if prior to the meeting of Shelton's shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to Shelton's shareholders entitled to vote at such meeting. Webster shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement, and Shelton shall furnish all information concerning Shelton and the holders of Shelton Common Stock as may be reasonably requested in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). Shelton and Webster shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Shelton or Webster, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  (c) Shelton shall, upon request, furnish Webster with all information concerning Shelton and its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Webster or First Federal to any Governmental Entity in connection with the Merger, the Bank Merger or the other transactions contemplated by this Agreement.

                  (d) Webster and Shelton shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.


                  6.2      Access to Information.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Shelton shall, and shall cause each Shelton Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of Webster, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Shelton shall, and shall cause each Shelton Subsidiary to, make available to Webster (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws and (ii) all other information concerning its business, properties and personnel as Webster may reasonably request.

Webster will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Webster entered into with Shelton.

                  (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Webster shall, and shall cause First Federal to, afford to the officers, employees, accountants, counsel and other representatives of Shelton, access, during normal business hours during the period prior to the Effective Time, to such information regarding Webster, First Federal and Bristol as shall be reasonably necessary for Shelton to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Shelton to confirm that the representations and warranties of Webster contained herein are true and correct and that the covenants of Webster contained herein have been performed in all material respects. During the period from the date of this Agreement to the Effective Time, Webster will cause one or more of its designated representatives to confer monthly with representatives of Shelton and to report the general status of the ongoing operations of Webster, First Federal and Shelton. Shelton will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentially agreement which Shelton entered into with Webster.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  (d) Shelton shall provide Webster with true, correct and complete copies of all financial and other information provided to directors of Shelton in connection with meetings of its Board of Directors or committees thereof, which information shall be provided to Webster concurrently with its provision to directors of Shelton.


                  6.3      Shareholder Meetings.

                  Shelton shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement. Shelton, through its Board of Directors, shall recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless Shelton provides Webster with a written opinion of Shelton's legal counsel that such recommendation or opposition would constitute a breach of fiduciary duty by Shelton's Board of Directors. Webster shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Registration Statement becomes effective for the purpose of voting to approve the issuance of the Webster Common Stock pursuant to this Agreement and, through its Board of Directors, shall recommend to its shareholders approval of such issuance. Shelton and Webster shall coordinate and cooperate with respect to the foregoing matters.


                  6.4      Legal Conditions to Merger.

                  Each of Webster and Shelton shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger or the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Shelton or Webster in connection with the Merger and the Bank Merger and the other transactions contemplated by this Agreement.

                  6.5      Publication of Combined Financial Results.

                  Webster shall use its best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.


                  6.6      Stock Exchange Listing.

                  Webster shall cause the shares of Webster Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market (or such other exchange on the which the Webster Common Stock has become listed, or approved for listing) prior to or at the Effective Time.


                  6.7      Employee Plans.

                  (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA Section 3(2)) maintained by Webster or the Surviving Bank, as applicable, individuals who are employees of Shelton or Shelton Bank at the Effective Time will be credited with periods of service with Shelton or Shelton Bank before the Effective Time as if such service had been with Webster or the Surviving Bank, as applicable. Similar credit shall also be given by Webster or the Surviving Bank in calculating vacation and similar benefits for such employees of Shelton or Shelton Bank after the Merger.

                  (b) Shelton shall cause all of its Plans, programs, agreements and other arrangements to be amended to the extent necessary (i) to assure that no payments by Shelton or any Shelton Subsidiary to any executive officer of Shelton or any Shelton Subsidiary would not be deductible under Code Section 162(a)(1) or 404 or would constitute a "parachute payment" within the meaning of Code Section 280G; and (ii) to have the calculation of severance payments under any employment or severance agreement with any executive officer of Shelton or any Shelton Subsidiary be based on the compensation derived by such officer during the calendar years ended December 31, 1990, 1991, 1992, 1993 and 1994, as reported on such officer's Form W-2 for each of such years.

                  (c) Webster and the Surviving Bank will follow a salary continuance policy as to employees of Shelton or Shelton Bank (except for such employees who have existing employment or severance agreements) whose employment is terminated by Webster or the Surviving Bank other than for cause within six months of the Effective Time of the Merger. Payments under such policy will be based on two weeks of base salary in the case of "exempt" employees (or one week of base salary in the case of "nonexempt" salaried employees, or one week of average weekly hourly wages, calculated on a weekly average basis for the quarter ended March 31, 1995, in the case of "nonexempt" hourly employees) for each full year of employment with Shelton or Shelton Bank, with a minimum of four weeks; with payments to be made upon employment termination. In determining whether an employee is "exempt" or "nonexempt", Shelton's classifications as of December 31, 1994 will be followed. In connection with any such termination, employees shall also be paid for accrued vacation time and for accrued sick days (50% rate).

                  6.8      Indemnification; Directors' and Officers' Insurance.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Shelton or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Shelton, any of the Shelton Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the DGCL and the Certificate of Incorporation and By-Laws of Shelton. It is understood and agreed that after the Effective Time, Webster shall indemnify and hold harmless, as and to the fullest extent permitted by the DGCL and the Certificate of Incorporation and By-Laws of Webster, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Webster; provided, however, that (1) Webster shall have the right to assume the defense thereof and upon such assumption Webster shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Webster elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Webster and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Webster, and Webster shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Webster shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, and (3) Webster shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Webster shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Webster would be permitted to advance such expenses pursuant to the DGCL and Webster's Certificate of Incorporation or By-Laws, and (ii) Webster receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Webster pursuant to the DGCL and Webster's Certificate of Incorporation or By-Laws. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Webster thereof, provided that the failure to so notify shall not affect the obligations of Webster under this
Section 6.8 except to the extent such failure to notify materially prejudices Webster. Webster's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                  (b) Webster shall use best efforts to cause the persons serving as officers and directors of Shelton immediately prior to the Effective Time to be covered for a period of four years from the Effective Time by the directors' and officers' liability insurance policy maintained by Shelton (provided that Webster may substitute therefor policies of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

                  (c) In the event  Webster or any of its  successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Webster assume the obligations set forth in this section.

                  (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives after the Effective Time.


                  6.9      Subsequent Interim and Annual Financial Statements.

                  As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter, Webster will deliver to Shelton and Shelton will deliver to Webster their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC. As soon as reasonably available, but in no event later than September 28, 1995 (if this Agreement is still in effect and the Merger has not been consummated by that date), Shelton will deliver to Webster its Annual Report on Form 10-K for the fiscal year ending June 30, 1995, as filed with the SEC under the Exchange Act.


                  6.10     Additional Agreements.

                  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors or each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Webster.


                  6.11     Advice of Changes.

                  Webster and Shelton shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Shelton or Webster, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.


                  6.12     Current Information.

                  During the period from the date of this Agreement to the Effective Time, Shelton will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Webster and to report the general status of the ongoing operations of Shelton and each Shelton Subsidiary. Shelton will promptly notify Webster of any material change in the normal course of business or in the operation of the properties of Shelton or any Shelton Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Shelton or any Shelton Subsidiary, and will keep Webster fully informed of such events.


                  6.13     Execution and Authorization of Bank Merger Agreement.

                  Prior to the Effective Time, (a) Webster shall (i) cause the Board of Directors of the Surviving Bank to approve the Bank Merger Agreement, and (ii) cause the Surviving Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of the Surviving Bank, and (b) Shelton shall (i) cause the Board of Directors of Shelton Bank to approve the Bank Merger Agreement, (ii) cause Shelton Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole shareholder of Shelton Bank.


                  6.14     Merger Sub.

                  Prior to or concurrently with the execution of this Agreement, Webster shall cause Merger Sub to execute a copy of this Agreement and deliver such executed copy to each of Webster and Shelton. Prior to the Effective Time, Webster agrees to cause Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.


                  6.15     Change in Structure.

                  In the event that Webster elects to change the structure of the Bank Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. Such revised structure may provide (i) for Shelton Bank to convert to federal charter and be the surviving federal savings bank in a merger with First Federal, with the corporate name of Shelton to be changed to Webster Bank or First Federal, as determined by Webster, or (ii) for Shelton Bank to merge into Webster Bank, as provided for herein except for no conversion of Bristol to federal charter so that Webster Bank, as the surviving bank, would be a state chartered savings bank, or (iii) for Shelton Bank to merge into First Federal (either under the First Federal or Webster Bank name, as determined by Webster), as the surviving federal savings bank. If it appears reasonably likely that regulatory approvals for the conversion of Bristol to federal charter will not be received on a timely basis so as to permit the Merger to be consummated by March 31, 1996, Webster and Shelton will appropriately modify the structure of the Bank Merger in order to obtain the required regulatory approvals. Webster may also change the corporate name of the Surviving Bank from Webster Bank to "Webster Bank FSB" or "First Federal Bank FSB" or such other name as the Board of Directors of Webster may select. In addition to the foregoing changes in structure of the Bank Merger or the name of the Surviving Bank, Webster may elect to modify the structure of the transactions contemplated by this Agreement so long as (i) there are no material adverse federal income tax consequences to Shelton or its shareholders as a result of such modification, (ii) the consideration to be paid to the Shelton shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In such events, Webster shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. Webster and Shelton agree to cooperate fully with each other to effect such amendments.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT


                  7.1  Conditions  to Each  Party's  Obligation  To  Effect  the
Merger.

                  The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a)      Shareholder Approvals.

                  This Agreement shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Shelton Common Stock entitled to vote thereon. The issuance of the Webster Common Stock in the Merger shall have been approved by the affirmative vote of a majority of shares of Webster Common Stock voted at a meeting where a quorum is present.

                  (b)      Stock Exchange Listing.

                  The shares of Webster Common Stock which shall be issued to the shareholders of Shelton upon consummation of the Merger shall have been authorized for quotation on the Nasdaq National Market (or such other exchange on which the Webster Common Stock may become listed).

                  (c)      Other Approvals.

                  All   regulatory   approvals   required  to   consummate   the
transactions contemplated hereby (including the Merger, the Bank Merger, the conversion of Bristol to federal charter and renaming Bristol as Webster Bank, and the merger of First Federal into Webster Bank) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a condition that Webster reasonably deems to be burdensome.

                  (d)      Registration Statement.

                  The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e)      No Injunctions or Restraints; Illegality.

                  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

                  (f)      Federal Tax Opinion.

                  Webster and Shelton shall have received from Hogan & Hartson L.L.P., an opinion, in form and substance reasonably satisfactory to Webster and Shelton, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, the Merger and the Bank Merger will be treated for Federal income tax purposes as part of one or more reorganizations within the meaning of Section 368 of the Code and that accordingly: no gain or loss will be recognized by shareholders of Shelton with respect to Webster Common Stock received solely in exchange for Shelton Common Stock pursuant to this Agreement (except with respect to cash received in lieu of a fractional share interest in Webster Common Stock). In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Shelton, Webster, Merger Sub, their respective affiliates and others.


                  7.2      Conditions to Obligations of Webster and Merger Sub.

                  The obligation of Webster and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Webster at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  The representations and warranties of Shelton set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Shelton. Such determination of Material Adverse Effect shall be made as if there were no materiality or Knowledge qualifications in such representations and warranties. Webster shall have received a certificate signed on behalf of Shelton by the Chief Executive Officer and the Chief Financial Officer of Shelton to the foregoing effect.

                  (b)      Performance of Covenants and Agreements of Shelton.

                  Shelton shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Webster shall have received a certificate signed on behalf of Shelton by the Chief Executive Officer and the Chief Financial Officer of Shelton to such effect.

                  (c)      Consents Under Agreements.

                  The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Bank pursuant to the Merger or the Bank Merger, as the case may be, to any obligation, right or interest of Shelton or any Subsidiary of Shelton under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained.

                  (d)      No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      Legal Opinion.

                  Webster shall have received the opinion of Schatz & Schatz, Ribicoff & Kotkin, counsel to Shelton, dated the Closing Date, as to such matters as Webster may reasonably request. As to any matter in such opinion which involves matters of fact or matters relating to laws (other than Federal banking and securities law, Connecticut banking and corporate law, and Delaware corporate law), such counsel may rely upon the certificates of officers and directors of Shelton and of public officials and opinions of local counsel, reasonably acceptable to Webster.

                  (f)      Accountant's Comfort Letter.

                  Shelton shall have caused to be delivered on the respective dates thereof to Webster "comfort letters" from Shelton's independent public accountants dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to Webster and Shelton, with respect to Shelton's consolidated financial condition and results of operation, which letters shall be based upon agreed upon procedures to be specified by Webster, which procedures shall be consistent with applicable professional standards for comfort letters delivered by independent accountants in connection with comparable transactions.

                  (g)      Pooling of Interests.

         Webster shall have promptly received an opinion of KPMG Peat Marwick LLP, independent accountants, to the effect that the Merger will be accounted for as a pooling of interests and such opinion shall not have been withdrawn. The foregoing shall not apply in the event that Webster prior to the effectiveness of the Registration Statement advises Shelton that as a result of actions taken or to be taken by Webster subsequent to the date hereof the Merger is to be accounted for as a purchase.


                  7.3      Conditions to Obligations of Shelton.

                  The obligation of Shelton to effect the Merger is also subject to the satisfaction or waiver by Shelton at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  The representations and warranties of Webster set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Webster. Such determination of Material Adverse Effect shall be made as if there were no materiality or Knowledge qualifications in such representations and warranties. Shelton shall have received a certificate signed on behalf of Webster by the Chief Executive Officer and the Chief Financial Officer of Webster to the foregoing effect.

                  (b)      Performance of Obligations of Webster.

                  Webster and Merger Sub shall have each performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Shelton shall have received a certificate signed on behalf of Webster by the Chief Executive Officer and the Chief Financial Officer of Webster to such effect.

                  (c)      Consents Under Agreements.

                  The consent or approval of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Webster, First Federal or Bristol is a party or is otherwise bound shall have been obtained.

                  (d)      No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      Legal Opinion.

                  Shelton shall have received the opinion of Hogan & Hartson L.L.P., counsel to Webster, dated the Closing Date, as to such matters as Shelton may reasonably request. As to any matter in such opinion which involves matters of fact or matters relating to laws (other than Federal banking and securities law and Delaware corporate law), such counsel may rely upon the certificates of officers and directors of Webster and of public officials and opinions of local counsel, reasonably acceptable to Shelton.

                  (f)      Fairness Opinion.

                  Shelton shall have received an opinion from Alex. Brown & Sons Incorporated that the transactions contemplated by this Agreement are fair from a financial point of view to the holders of Shelton Common Stock, which opinion shall be dated as of the date of this Agreement and delivered concurrently with its execution.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT


                  8.1      Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Shelton or Webster, if applicable:

                  (a) by mutual consent of Webster and Shelton in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Webster or Shelton upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either Webster or Shelton if the Merger shall not have been consummated on or before March 31, 1996, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Webster or Shelton (provided that the terminating party is not in breach of its obligations under Section 6.3) if the approval of the shareholders of Shelton or any approval of the shareholders of Webster required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either Webster or Shelton (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f)  by  either   Webster  or  Shelton   (provided   that  the
terminating party is not then in breach of any representations, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be caused prior to the Closing; and

                  (g) by Webster, if Shelton or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the effectiveness of the Registration Statement a special meeting of Shelton's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement, or (iv) violates Section 5.1(e) of this Agreement or would have violated Section 5.1(e) but for the fiduciary duty exception.


                  8.2      Effect of Termination.

                  In the event of termination of this Agreement by either Webster or Shelton as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections, 8.2, 8.3, 9.2 and 9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

                  8.3      Amendment.

                  Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Shelton or Webster (if required); provided, however, that after any approval of the transactions contemplated by this Agreement by Shelton's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Shelton shareholders hereunder other than as contemplated by this Agreement; and provided further, that after any approval required by the Webster shareholders after the issuance of the Webster Common Stock hereunder, there may not be, without further approval by such shareholders, any amendment of the Agreement which increases the number of shares of Webster Common Stock to be issued under this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  8.4      Extension; Waiver.

                  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS


                  9.1      Closing.

                  Subject to the terms and conditions of this Agreement and the Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of Webster on (i) the fifth day after the last Requisite Regulatory Approval is received and all applicable waiting periods have expired, (ii) if elected by Webster, the last business day of the month in which the date specified in the immediately preceding clause occurs, or (iii) such other date, place and time as the parties may agree (the "Closing Date").


                  9.2      Nonsurvival  of   Representations,   Warranties   and
Agreements.

                  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.


                  9.3      Expenses; Breakup Fee.

                  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except (i) as otherwise provided in this paragraph, (ii) the costs and expenses of printing and mailing the Proxy Statement/Prospectus shall be shared equally by the parties, and (iii) all filing and other fees paid to the SEC in connection with the Merger shall be borne by Webster. In the event that this Agreement is terminated by either Webster or Shelton by reason of a material breach pursuant to Section 8.1(e) or (f) hereof or by Webster pursuant to Section 8.1(g) hereof, the other party shall pay all costs and expenses up to $250,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby plus a breakup fee of $500,000, unless this Agreement is terminated by reason of a material breach that is not willful or intentional, in which case the breakup fee shall be $250,000. In the event that this Agreement is terminated by either Webster or Shelton under Section 8.1(d) by reason of the other party's shareholders not having given any required approval, such other party shall pay all costs and expenses up to $250,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby. A breakup fee of $250,000 shall be paid by Shelton (which will be credited against any breakup fee otherwise due under this
Section 9.3) upon the termination of this Agreement by reason of the shareholders of Shelton failing to approve this Agreement, if (i) at or prior to the shareholders meeting any takeover proposal has been made by a third party and has become publicly known or (ii)

Shelton accepts or agrees to any takeover proposal at any time prior to six months after such termination.


                  9.4      Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Webster, to:

                           First Federal Plaza
                           145 Bank Street
                           Waterbury, Connecticut  06702
                           Attn: James C. Smith
                                 Chairman, President and Chief Executive Officer


                           with a copy to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Attn: Charles E. Allen, Esq.

                  and

                  (b)      if to Shelton, to:

                           Shelton Bancorp, Inc.
                           375 Bridgeport Avenue
                           Shelton, CT 06484
                           Attn: Kenneth E. Schaible
                                 President and Chief Executive Officer

                           with a copy to:

                           Schatz & Schatz, Ribicoff & Kotkin
                           90 State House Square
                           Hartford, CT 06103
                           Attn: Stanford N. Goldman, Jr., Esq.



                  9.5      Interpretation.

                  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  9.6      Counterparts.

                  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


                  9.7      Entire Agreement.

                  This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the confidentiality agreement entered into between Shelton and Webster, the Bank Merger Agreement, the Option Agreement and the Stockholder Agreement.


                  9.8      Governing Law.

                  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                  9.9      Enforcement of Agreement.

                  The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  9.10     Severability.
                  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                  9.11     Publicity.

                  Except as otherwise required by law or the rules of Nasdaq National Market (or such other exchange on which the Webster Common Stock may become listed), so long as this Agreement is in effect, neither Webster nor Shelton shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Bank Merger Agreement, the Option Agreement or the Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                  9.12     Assignment; Limitation of Benefits.

                  Neither this Assignment nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.


                  9.13     Additional Definitions.

                  In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

                  "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

                  "Knowledge": as to any person, and as of the date of the statement in question, the actual Knowledge of such person's executive officers.

                  "Laws":  any  and  all  statutes,  laws,  ordinances,   rules,
regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

                  "Material Adverse Effect": with respect to Webster or Shelton, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of Webster or Shelton and its respective Subsidiaries, taken as a whole (other than as a result of (i) changes in laws or regulations or accounting rules of general applicability or interpretations thereof, or (ii) decreases in capital under Financial Accounting Standards No. 115 attributable to general increases in interest rates), or (B) the ability of Webster or Shelton to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and, in the case of Shelton, the Option Agreement.

                  "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         IN WITNESS WHEREOF, Webster, Merger Sub and Shelton have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                WEBSTER FINANCIAL CORPORATION

ATTEST:

By                                              By
  ---------------------------                     -----------------------------
     Lee A. Gagnon                                  James C. Smith
     Secretary                                      Chairman, President and,
                                                    Chief Executive Officer


                                                WEBSTER ACQUISITION CORP.

ATTEST:

By                                              By
  ---------------------------                     -----------------------------
     Lee A. Gagnon                                   James C. Smith
     Secretary                                       Chairman, President and
                                                     Chief Executive Officer


                                               SHELTON BANCORP, INC.

ATTEST:

By                                              By
  ---------------------------                     -----------------------------
     William C. Nimons                                Kenneth E. Schaible
     Secretary                                        President and Chief
                                                      Executive Officer

                                                                       Exhibit A
                               ARTICLES OF MERGER

                             BANK MERGER AGREEMENT

         This Bank Merger Agreement is made and entered into this ____ day of ________, 199___, between Webster Bank, a federally-chartered savings bank ("Webster Bank"), and Shelton Savings Bank, a Connecticut-chartered savings bank ("Shelton Bank").

                                  WITNESSETH:

          WHEREAS, Webster Financial Corporation, a Delaware corporation ("Webster"), Webster Acquisition Corp., a Delaware corporation ("Merger Sub), and Shelton Bancorp, a Delaware corporation ("Shelton"), have concurrently entered into an agreement and plan of merger, dated as of June 20, 1995, as amended (the "Agreement");

          WHEREAS, pursuant to the Agreement, Webster will first acquire Shelton through a merger of Merger Sub with and into Shelton, as the surviving corporation, and immediately thereafter Shelton Bank will merger with and into Webster Bank, as the surviving bank;

          WHEREAS, Webster Bank has 1,000 shares of common stock outstanding, $.01 par value per share, and Shelton Bank has 1,135,170 shares of common stock outstanding, $1.00 par value per share; and

         WHEREAS, all of the issued and outstanding shares of common stock of Webster Bank, and all of the issued and outstanding shares of common stock of Shelton Bank, have been voted in favor of the merger of Shelton Bank with and into Webster Bank;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          1.1 "Bank Merger" shall refer to the merger of Shelton Bank with and into Webster Bank as provided in Section 2.1 of this Bank Merger Agreement.

          1.2 "Effective Time" shall mean the date and time at which the merger contemplated by this Bank Merger Agreement becomes effective as provided in
Section 2.2 hereof.

          1.3 "Merging Banks" shall collectively refer to Shelton Bank and Webster Bank.

          1.4 "OTS" shall mean the Office of Thrift Supervision.

          1.5 "Surviving Bank" shall refer to Webster Bank as the surviving bank in the Bank Merger. The location of the home office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.

                                   ARTICLE II
                            TERMS 0F THE BANK MERGER

          2.1 The Bank Merger.

                   (a) Subject to the terms and conditions set forth in the Agreement at the Effective Time, Shelton Bank shall be merged with and into Webster Bank pursuant to 12 U.S.C. ss.ss. 1467a(s), 1815(d)(3) and 1828(c), and pursuant to Section 36a-126(b) of the Banking Law of the State of Connecticut. Webster Bank shall be the Surviving Bank in the Merger and shall continue to be regulated by the OTS.

                   (b) As a result of the Bank Merger, (i) each share of common stock, par value $1.00 per share, of Shelton Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $.01 per share, of Webster Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

                   (c) Upon the Effective Time, all assets and property of the Merging Banks shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were the property of the Merging Banks, and the Surviving Bank shall be a continuation of the entity that absorbed the Merging Banks. All rights and obligations of the Merging Banks shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.

                   (d) Without limiting the terms and provisions of section 2.1(c) above, as a result of the Bank Merger, the Surviving Bank shall assume and succeed, in accordance with 12 C.F.R. Part 563b, to all of the rights and obligations of Webster Bank and Shelton Bank relating their respective liquidation accounts, which liquidation accounts were established (i) in the case of Webster Bank, in connection with the conversions of First Federal Bank, a federal savings bank, and

Bristol Savings Bank from mutual to stock form of organization, and (ii) in the case of Shelton Bank, in connection with conversion of Shelton Savings and Loan Association from mutual to stock form of organization.

          2.2 Effective Time. The Bank Merger shall become effective as of the date specified in the endorsement of this Bank Merger Agreement, as the Articles of Merger, by the Secretary of the OTS. The Bank Merger shall not be effective unless and until approved by the OTS and all other "Regulatory Authorities" as contemplated by the Agreement, including the "Commissioner."

          2.3 Name of the Surviving Bank. The name of the Surviving Bank shall be "Webster Bank."

          2.4 Charter. On and after the Effective Time, the charter of Webster Bank shall be the charter of the Surviving Bank, until amended in accordance with applicable law.

          2.5 By-laws. On and after the Effective Time, the by-laws of Webster Bank shall be the by-laws of the Surviving Bank, until amended in accordance with applicable law.

          2.6 Directors and Officers. On and after the Effective Time, until changed in accordance with the charter and by-laws of the Surviving Bank (i) the directors of the Surviving Bank shall be the directors of Webster Bank immediately prior to the Effective Time plus one director of Shelton as jointly selected pursuant to the Agreement; and (ii) the officers of the Surviving Bank shall be the officers of Webster Bank immediately prior to the Effective Time plus certain officers of Shelton as determined by Webster in accordance with the Agreement. The directors and officers of the Surviving Bank shall hold office in accordance with the charter and by-laws of the Surviving Bank. The number, names and residence addresses, and terms of directors of the Surviving Bank are as set forth at Annex 2 hereto.

          2.7 Savings Accounts. The savings accounts of the Surviving Bank issued after the Effective Time shall be issued on the same basis as savings accounts had been issued by Webster Bank prior to the Bank Merger.

                                  ARTICLE III
                                 MISCELLANEOUS

          3.1 Amendments. To the extent permitted by-law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

          3.2 Successors. This Bank Merger Agreement shall be binding on the successors of Webster Bank and Shelton Bank.

         In accordance with the procedures set forth in the rules and regulations of the OTS and other applicable law, Webster Bank and Shelton Bank have cause this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.

                                            WEBSTER BANK
ATTEST:


By:                                         By:
   ------------------------------              --------------------------------
       Lee A. Gagnon, Secretary                 James C. Smith, Chairman,
                                                 President and Chief Executive
                                                 Officer


ATTEST:                                     SHELTON SAVINGS BANK


By:                                         By:
   ------------------------------              --------------------------------
      William C. Nimons, Secretary              Kenneth E. Schaible, President,
                                                  Chief Executive Officer and
                                                  Director


                                               --------------------------------
                                               LeRoy T. Glover, Director


                                               --------------------------------
                                               J. Allen Kosowsky, Director


                                               --------------------------------

                                               Samuel Kreiger, Director


                                               --------------------------------
                                               Joseph A. Pagliaro, Director


                                               --------------------------------
                                               Donald W. Smith, Director


                                               --------------------------------
                                               Charles H. Sullivan, Director

                                                                    Exhibit B

                                OPTION AGREEMENT


                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


                  OPTION   AGREEMENT,   dated   as  of  June  20,   1995   (this
"Agreement"), between SHELTON BANCORP, INC., a Delaware corporation ("Issuer"), and WEBSTER FINANCIAL CORPORATION, a Delaware corporation ("Grantee").

                                  WITNESSETH:

                  WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of June 20, 1995 (the "Plan"), which was executed by the parties hereto prior to the execution of this Agreement; and

                  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

                  SECTION 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 267,324 fully paid and non-assessable shares of Common Stock, par value $1.00 per share of Issuer ("Issuer Common Stock") (which number of shares is equal to 19.9% of the number of outstanding shares of Issuer Common Stock on the date hereof), at a price per share equal to $17.00 (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue any additional shares of Issuer Common Stock (other than shares issued upon the exercise of options outstanding as of the date of the Plan in accordance with their terms pursuant to the Shelton Stock Option Plan) at a price less than the Initial Price, as adjusted pursuant to Section 5(b) hereof, such price shall be equal to such lesser price (such price, as adjusted, is hereinafter referred to as the "Option Price"). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                  SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                           (i) The time immediately prior to the Effective Time;

                           (ii) 12 months after the first occurrence of a Purchase Event,

                           (iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), unless clause (vii) is applicable;

                           (iv) upon the termination of the Plan, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, by both parties pursuant to Section 8.1(a) of the Plan, by either party pursuant to Section 8.1(b) or (c) of the Plan or Section 8.1(d) of the Plan based on any required vote of Grantee's stockholders not being received, or by Issuer pursuant to Section 8.1(e) or (f) of the Plan;

                           (v) six months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's stockholders not being received, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of stockholders (or any adjournment or postponement thereof) held to vote on the Plan;

                           (vi) nine months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a breach by Issuer, unless such breach was willful or intentional; or

                           (vii) 18 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, or by Grantee pursuant to
         Section 8.1(g) of the Plan.

                  (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                           (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Section 3(a)9 and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder) other than Grantee or any Grantee

         Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 11% or more of the voting power of Issuer; provided, however that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 11 percent or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 25 percent of the total voting power of Issuer;

                           (ii) Any Person (other than Grantee or any Grantee Subsidiary) shall have acquired Beneficial Ownership of 11% or more of the outstanding shares of Issuer Common Stock;

                           (iii) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 11% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

                           (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan;

                           (v) The holders of Issuer Common Stock shall not have approved the Plan at the special meeting of such shareholders held for the purpose of voting on the Plan, or such special meeting of shareholders shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's shareholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal by any Person (other than Grantee or any Grantee Subsidiary); or

                           (vi) Any Person (other than Grantee or any Grantee Subsidiary) shall have filed an application or notice with the Office of Thrift Supervisor (the "OTS"), the Federal Deposit Insurance
         Corporation (the "FDIC"), the Connecticut Banking Commissioner (the "Commissioner"), or other regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

                  (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                           (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 25% or more of the then outstanding Issuer Common Stock; or

                           (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i) except that the percentage referred to in clause (z) thereof shall be 25%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than ten business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, that, if prior notification to or approval of the OTS, the FDIC, the Commissioner or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

                  (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

                  (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                  The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between Shelton Bancorp, Inc. and Webster Financial Corporation, dated as of June 20, 1995. A copy of such agreement is on file at the principal office of Shelton Bancorp, Inc. and will be provided to the holder hereof without charge upon receipt by Shelton Bancorp, Inc. of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the

Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

                  SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by the Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. s. 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the OTS, the FDIC, the Commissioner or any other Governmental Authority, under the Home Owners' Loan Act of 1933, as amended, the Change in Bank Control Act of 1978, as amended, Section 36a-181 or Section 36a-184, as applicable, of the Connecticut Bank Holding Company Act, or any other applicable federal or state banking law, is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

                  SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

                  SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

                           (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with shares of Issuer Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), the Option shall equal 19.9% of the number of shares of Issuer Common Stock then issued and outstanding.

                           (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this
         Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

                  SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand one such registration. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

                  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9 hereof, the closing of the sale or other disposition of the Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

                  (c) Concurrently with the filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request.

                  SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option

Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of
(i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

                  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer could deliver without causing Shelton Bank's capital to fall below the minimum level required under applicable regulations of the Federal Deposit Insurance Corporation for Shelton Bank to be deemed "well capitalized."

                  (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of the provision as to "well capitalized" in Section 7(a) hereof, from repurchasing any Option and/or any Option

Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

                  (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other Person to perform such obligations.

                  (e) Notwithstanding the foregoing provisions of this Section 7, Issuer shall not be required to deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price to the extent that such delivery would prevent the Acquisition Transaction described in Section 2(b)(1) from being accounted for as a "poolings of interest," as determined by Issuer's independent accountants. Issuer shall advise Grantee or the Owner within 15 business days after either Grantee or Owner requests information from Issuer as to whether, and to the extent that, Issuer intends to rely upon this Section 7(e) to preclude Grantee or Owner from otherwise exercising their rights under this Section 7.

                  SECTION 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into a letter of intent or definitive agreement (i) to consolidate or merge with any Person (other than Grantee or a Grantee Subsidiary), and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person (other than Grantee or a Grantee Subsidiary) to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person (other than Grantee or a Grantee Subsidiary) then, and in each such case, such letter of intent or definitive agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

                  (b) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7 hereof) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7 hereof.

                  (d)      The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation, and (iii) the transferee of all or any substantial part of Issuer's assets.

                           (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                           (iii) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one-year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Issuer Common Stock issued by Issuer, the corporation merging into Issuer or by any company which controls or is controlled by such merging corporation, as Grantee may elect.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer. In addition, the provisions of Section 5(a) hereof shall not apply to the issuance of any Substitute Option and for purposes of applying Section 5(a) hereof thereafter to any Substitute Option the percentage referred to in Section 5(a) hereof shall thereafter equal the percentage that the percentage of the shares of Substitute Common Stock subject to the Substitute Option bears to the number of shares of Substitute Common Stock outstanding.

                  SECTION 9. Notwithstanding Sections 2, 6 and 7 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the OTS, the FDIC, the Commissioner or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the OTS, the FDIC, the Commissioner or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

                  SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                  SECTION 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

                  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

                  The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between Shelton Bancorp, Inc. and Webster Financial Corporation dated as of June 20, 1995. A copy of such agreement is on file at the principal office of Shelton Bancorp, Inc. and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

                  SECTION 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the OTS, the FDIC, the Commissioner and any other Governmental Authority for approval to acquire the shares issuable hereunder.

                  SECTION 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  SECTION 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1(a) hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                  SECTION 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

                  SECTION 16. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

                  SECTION 17. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

                  SECTION 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

                  SECTION 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  SECTION 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

                  SECTION 21. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

                  SECTION 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

                  SECTION 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  SECTION 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                  IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.


                                                SHELTON BANCORP, INC.


                                     By:  ____________________________________
                                           KENNETH E. SCHAIBLE, President and
                                                Chief Executive Officer



                                           WEBSTER FINANCIAL CORPORATION


                                     By:  ____________________________________
                                          JAMES C. SMITH, Chairman, President
                                              and Chief Executive Officer

                                                                     Exhibit C


                             STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of June 20, 1995, is entered into by and among Webster Financial Corporation ("Webster"), a Delaware corporation, and the nine stockholders of Shelton Bancorp, Inc. ("Shelton"), a Delaware corporation, named on Schedule I hereto (collectively the "Stockholders"), who are directors or executive officers of Shelton.

                  WHEREAS, Webster, Webster Acquisition Corp., a wholly-owned subsidiary of Webster ("Merger Sub") and Shelton have entered into an Agreement and Plan of Merger, dated as of June 20, 1995 ("Agreement"), which is conditioned upon the concurrent execution of this Stockholder Agreement and which provides for, among other things, the merger of Merger Sub with and into Shelton, in a stock-for-stock transaction pursuant to which Shelton will become a wholly-owned subsidiary of Webster (the "Merger");

                  WHEREAS, in order to induce Webster to enter into or proceed with the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his capacity as a stockholder of Shelton;

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Shelton Common Stock. Each Stockholder represents and warrants that he has or shares the right to vote and dispose of the number of shares of common stock of Shelton, par value $1.00 per share ("Shelton Stock"), set forth opposite such Stockholder's name on Section I hereto.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of Shelton stockholders called for the purpose, vote or cause to be voted all shares of Shelton Stock in which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Shelton is to be acquired by or merged with, or pursuant to which Shelton purposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Webster or any affiliate thereof).

                  (b) Except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the consummation of the Merger or the earlier termination of this Stockholder Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his shares of Shelton Stock; provided, however, that this Section 2(b) shall not apply (i) to a pledge made by such Stockholder to secure a borrowing by such Stockholder from a bank or securities dealer, if such borrowing is made by such Stockholder in good faith and without an intent to circumvent the restrictions in this Stockholder Agreement, (ii) to a sale, pledge, transfer or other disposition of up to 3,000 shares of Shelton Stock by LeRoy T. Glover, or (iii) to a sale, pledge, transfer or other disposition of shares of Shelton Stock acquired subsequent to the date hereof upon the exercise of options under the Shelton Stock Option Plan by a Stockholder who is an executive officer of Shelton, if, in the case of (i), (ii) or (iii), such sale, pledge, transfer or other disposition occurs no later than the 31st day preceding the consummation of the Merger. To enable Stockholders to comply with the foregoing provision, Webster will notify the Stockholders at least 45 days in advance of the date that Webster anticipates that the Merger will be consummated.

                  (c) Such Stockholder shall not in his capacity as a stockholder of Shelton directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Webster or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Shelton.

                  (d) Such Stockholder shall use his best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by this Stockholder Agreement.

                  (e) Such Stockholder has no present plan or intent, and as of the effective time of the Merger shall have no present plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, pledge (other than a pledge replacing an existing pledge of Shelton Stock) or reduction in any way of his risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (collectively a "Sale") with respect to any of his shares of Shelton Stock or any of the shares of Webster common stock, par value $.01 per share ("Webster Stock") to be received by him for his shares of Shelton Sock upon the Merger; provided, however, that this Section 2(e) shall not apply to shares of Shelton Stock acquired by such Stockholder subsequent to the date hereof upon the exercise of options under the Shelton Stock Option Plan, if such Stockholder is an executive officer of Shelton. Such Stockholder is not aware of, or participating in any plan or intent on the part of Shelton's shareholders (a "Plan") to engage in Sales of the Webster Stock to be issued in the Merger such that the aggregate fair market value, as of the effective time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all outstanding Shelton Stock immediately prior to the Merger (the "Outstanding Shelton Stock"). A Sale of Webster Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger (a "Related Transaction"). In addition, Shelton Stock (i) exchanged for cash in lieu of fractional shares of Webster Stock, or (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction, shall be considered to be shares of Outstanding Shelton Stock that are exchanged for shares of Webster Stock which are disposed of pursuant to a Plan.

                  (f) Such Stockholder shall not, prior to the public release by Webster of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger, sell, pledge (other than the replacement of an existing pledge of Shelton Stock), transfer or otherwise dispose of the shares of Webster Stock to be received by him for his shares of Shelton Stock upon consummation of the Merger; it being agreed that Webster shall cause such earnings report to be publicly released within 90 days after the end of the first month of operations after consummation of the Merger.

                  (g) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Webster Stock received in exchange for Shelton Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Shelton Stock, provided that such Stockholder obtains prior written consent of Webster and that any acquiror of such Shelton Stock agree in writing to be bound by this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the Shelton stockholders fail to approve the Agreement or Shelton fails to hold a stockholders meeting to vote on the Agreement, then (i)
Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by Shelton from any person, entity or group (other than Webster or any affiliate thereof) prior to the termination of the Agreement or within six months after such termination and (ii) Section 2(b) hereof shall continue in effect to preclude a sale, pledge, transfer, or other disposition directly or indirectly to any such person, entity or group in connection with any such plan or proposal, except upon consummation of such plan or proposal.

         5. Notices. Notices may be provided to Webster and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at Shelton in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning of interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         9. Regulatory Approval. If any provision of this Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Agreement.

         10. Pooling of Interest. In the event that Webster elects to have the Merger accounted for as a purchase rather than a pooling of interest, this Agreement shall be modified to the extent that restrictions contained herein are based only on requirements for a pooling of interest.

                  IN WITNESS WHEREOF, Webster, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.


WEBSTER FINANCIAL CORPORATION                     SHELTON STOCKHOLDERS


By:
     ------------------------                     ---------------------------
       James C. Smith                             (LeRoy T. Glover)
       Chairman, President and
       Chief Executive Officer                    ---------------------------
                                                  (J. Allen Kosowsky)

                                                  ---------------------------
                                                  (Samuel Kreiger)

                                                  ---------------------------
                                                  (William C. Nimons)

                                                  ---------------------------
                                                  (Joseph A. Pagliaro)

                                                  ---------------------------
                                                  (Ralph J. Rodriguez)

                                                  ---------------------------
                                                  (Kenneth E. Schaible)

                                                  ---------------------------
                                                  (Donald W. Smith)

                                                  ---------------------------
                                                  (Charles H. Sullivan)

                                   SCHEDULE I



                                                             Number of Shares of
                                                               Shelton Stock
    Name of Stockholder                                      Beneficially Owned
    -------------------                                     -------------------
    LeRoy T. Glover                                                18,148

    J. Allen Kosowsky                                              49,446

    Samuel Kreiger                                                 24,370

    William C. Nimons                                              30,415

    Joseph A. Pagliaro                                             40,036

    Ralph J. Rodriguez                                              8,998

    Kenneth E. Schaible                                            15,141

    Donald W. Smith                                                14,641

    Charles H. Sullivan                                             1,116
                                                                 --------
                      Total:                                      202,311
                                                                 ========

                                                                    Exhibit D

                      EMPLOYMENT AND CONSULTING AGREEMENT


                  AGREEMENT,   dated   as   of____ , 199___,   between   WEBSTER
BANK (the "Bank") and KENNETH E. SCHAIBLE (Schaible).

                  WHEREAS, the Bank desires to retain the services of Schaible as an officer for six months and thereafter for three years as an independent contractor consultant to the Bank;

                  WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with Schaible;

                  WHEREAS, Schaible has heretofore entered into an Employment Agreement dated August 29, 1994 (the "Prior Agreement") with Shelton Bancorp, Inc. ("Shelton Bancorp") and Shelton Savings Bank ("Shelton"), which the parties desire to replace and supersede by entering into this Agreement; and

                  WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the employment and consulting relationships of Schaible with the Bank to replace and supersede the Prior Agreement and to provide for the payment of severance to Schaible relating to the Prior Agreement.

                  NOW, THEREFORE, it is AGREED as follows:

                  1.       Employment.

                           (a)  The  Prior   Agreement  is  hereby   terminated,
replaced and superseded and the Prior Agreement shall be of no further force or effect after the date of this Agreement. Schaible's employment by Shelton Bancorp shall terminate upon his execution of this Agreement. Schaible's employment by the Bank shall terminate six months from the date hereof.

                           (b)  Schaible is employed as a Senior Vice  President
of the Bank for a six-month period from the date hereof, reporting to the President of the Bank. As a Senior Vice President, Schaible shall assist the Bank to assure an efficient and orderly transition and integration of Shelton's assets, business, operations, customers and employees with those of the Bank, including the maintenance and expansion of existing depositor and borrowing relationships especially in the areas previously served by Shelton. In general, his responsibilities shall be of the type referred to in the second, third, fourth and fifth sentences of paragraph (c) below.

                           (c) Schaible shall serve as an independent contractor
consultant to the Bank for a period of three years, commencing after the end of the six-month period referred to in paragraph (b) above. Schaible shall provide consulting services to the Bank with respect to community affairs in the communities previously served by Shelton and in the communities served by the Bank, and shall provide the Bank with advice with respect to commercial real estate lending activities. Schaible shall also consult with the Bank with respect to existing and new business relationships and opportunities, including the maintenance of existing depositor and borrower relationships and opportunities for expansion, especially in the areas previously serviced by Shelton. Schaible shall also develop plans to expand and develop the trust business previously conducted by Shelton. Schaible shall also render advisory and consulting services to the Bank of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience possessed by Schaible. During such three-year period, Schaible shall perform such consulting services for up to 20 hours per week during the normal business hours of the Bank, excluding normal vacation periods. As a consultant, Schaible will report to the President of the Bank in performing his services hereunder.

                           (d) In  addition  to his  duties  described  above as
Senior Vice President or a consultant to the Bank, Schaible will serve as a member of the Board of Directors of the Bank, if he is elected to such Board; Schaible also will serve as Chairman of the Advisory Board to the Bank (the "Advisory Board") formed pursuant to Section 1.9 of the Agreement and Plan of Merger dated as of June 20, 1995, by and among Webster Financial Corporation
("Webster"), Webster Acquisition Corp., and Shelton Bancorp (the "Merger Agreement"). As Chairman of the Advisory Board, he will prepare and distribute an agenda in advance of each meeting thereof.

                           (e) During the term of this Agreement, there shall be
no material increase in the duties and responsibilities of Schaible otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, Schaible shall not normally be required to provide services at a location more than 35 miles from the Bank's home office.

                           (f) The parties  acknowledge and agree that after the
first six months of the term of this Agreement, Schaible may accept other employment or engagements and may participate in any other activities without seeking the Bank's approval thereof; provided, however, that (i) such other employment, engagements and activities do not materially interfere with his ability to perform the services contemplated hereby, and (ii) during the term of this Agreement, Schaible shall not be employed by or perform services for any significant competitor of the Bank. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment or engagement of Schaible or his performance of services for it has an office out of which Schaible would be primarily based within 35 miles of the Bank's home office.

                  2. Compensation. The Bank agrees to pay Schaible during the term of this Agreement compensation as follows: (i) salary at the rate of $10,000 per month for the first six months for serving as Senior Vice President of the Bank; and (ii) for the three year period thereafter for serving as a consultant to the Bank, consulting fees at the rate of $50,000 annually for the first of such three years, $40,000 annually for the second of such three years, and $30,000 annually for the third of such three years. In addition the Bank will pay or reimburse Schaible for his reasonable and customary business expenses incurred in connection with his performance of his duties hereunder, provided that such expenses are incurred and accounted for in accordance with policies and procedures established by the Bank for employee or consulting business expenses, as applicable. While serving as Senior Vice President, Schaible shall be provided with an automobile allowance of $600 per month. The compensation of Schaible hereunder shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless Schaible otherwise agrees in writing. The compensation under this Section 2 shall be payable by the Bank to Schaible on a bi-weekly basis. Schaible shall not be entitled to receive any additional fees or other compensation for serving as a director of the Bank, for serving as a member of any committee of the Board of Directors of the Bank, or for serving as the Chairman or a member of the Advisory Board.

                  3. Prior Agreement Termination. In consideration of Schaible's agreement to terminate the Prior Agreement and his execution of this Agreement, the Bank shall pay to Schaible for prior services rendered upon his execution of this Agreement an amount equal to three times Schaible's average annual compensation that was paid by Shelton Bancorp and Shelton and was includible in Schaible's gross income for federal income tax purposes, as reflected on his Forms W-2, for the calendar years ended December 31, 1990, 1991, 1992, 1993, and 1994, reduced by $1.00.

                  4. Participation in Retirement and Employee Benefit Plans.

                           (a) As a Senior Vice President of the Bank,  Schaible
shall be eligible to participate in the following plans covering officers of the
Bank: employee stock ownership plan (ESOP), defined benefit pension plan, 401(k) profit sharing plan, group life insurance plan, and health and dental insurance plans. Schaible's previous service with Shelton shall be included in determining eligibility and vesting of Schaible for participating in these plans.

                           (b) As a consultant to the Bank,  Schaible  shall not
be entitled to participate in any retirement or employee benefit plans applicable to employees of the Bank, except that, as a result of the reduction in his hours of service and termination of his employment status, Schaible will be entitled to continuation coverage (COBRA), at his expense, under the health and dental insurance plans maintained by the Bank.

                  5. Term. The term of this Agreement shall be for three years and six months commencing on the date hereof.

                  6. Standards. Schaible shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the President of the Bank. The reasonableness of such standards shall be measured against performance standards generally prevailing in the savings institutions industry.

                  7. Termination of Employment.

                           (a) The Bank may terminate Schaible's employment as a
Senior Vice President or services as a consultant at any time. Schaible shall have no right to receive compensation or other benefits for any period after termination for cause by the Bank or voluntary termination by Schaible. The term "termination for cause" shall mean termination because of Schaible's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Following actual or constructive involuntary termination of Schaible's employment or consulting services without cause, the Bank shall be obligated to continue to pay to Schaible his compensation in accordance with Section 2 hereof for the remaining term of this Agreement. Schaible shall have the obligation to mitigate damages hereunder in the event of a termination without cause by seeking other alternative employment or consulting engagements for which he is reasonably qualified. The amounts payable to Schaible hereunder following termination without cause shall be reduced by amounts received by Schaible from such other employment or engagements following such termination; provided, that any such amounts received for any period subsequent to six months from the date hereof shall result in such a reduction only to the extent such other employment or engagements, individually or in the aggregate, involve services of more than 20 hours per week.

                           (b)  If  Schaible  is  suspended  and/or  temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Schaible all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of its obligations which were suspended.

                           (c)  If  Schaible  is  removed   and/or   permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, as amended, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                           (d) If the Bank is in default  (as defined in Section
3(x)(1) of the Federal Deposit Insurance Act, as amended), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

                           (e) All  obligations  under this  Agreement  shall be
terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended, or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director or his or her designee to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any termination hereunder.

                           (f) Schaible  may  terminate  his services  hereunder
upon 30 days' prior written notice to the Bank given after the date hereof, after which this Agreement (other than Section 7(h) hereof) shall terminate.

                           (g)  Notwithstanding  any  other  provisions  of this
Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by Schaible with Shelton Bancorp, Shelton, Webster or the Bank (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by Shelton Bancorp, Shelton, Webster or the Bank for the direct or indirect provision of compensation to Schaible (including groups or classes of participants or beneficiaries of which Schaible is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Schaible (a "Benefit Plan"), Schaible shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for Schaible under this Agreement, all Other Agreements, and all Benefit Plans, would cause any such payment to Schaible to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause Schaible to be considered to have received a Parachute Payment, then Schaible shall have the right, in Schaible's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to Schaible under this Agreement be deemed to be a Parachute Payment. In the event that there is a dispute between the parties as to whether a reduction in such payments to Schaible is required to prevent such payment from constituting a Parachute Payment, the parties agree that they shall be bound by the determination of such matter by a partner resident in Hartford or Stamford, Connecticut of one of the following accounting firms selected by the Bank (or such other firm as shall be mutually agreed upon by the parties): Coopers & Lybrand LLP; Deloitte & Touche LLP; Ernst & Young LLP; or Price Waterhouse LLP. In the event that Schaible would otherwise be deemed to have received an amount that would constitute a Parachute Payment, the amount paid to him that exceeds the maximum amount permissible under this
Section 7(g) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate and other terms of any such loan shall conform to terms that would be applicable to loans of similar unsecured type made by the Bank to third parties and to all regulatory requirements. Any such loan shall be repaid in full six months after the date on which the Bank notifies Schaible that a loan relationship exists, and may be repaid by Schaible without prepayment penalty at any time during such six month period.

                           (h) During the term of this  Agreement  and for three
years thereafter, Schaible agrees to maintain the confidentiality of, and not to use, any non-public information which he acquired during his employment or consulting services concerning Webster, the Bank, their respective subsidiaries or predecessors, or any director, officer, employee or agent of the aforesaid entities, including any information as to the customers, business or personnel practices of such entities. This provision shall survive the termination of this Agreement.

                  8. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of Schaible all rights to receive payments hereunder shall become rights of Schaible's estate.

                  9. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

                  10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  12. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.


Attest:                                         WEBSTER BANK


                                                By
- --------------------------                         ---------------------------
(Secretary)                                         Chief Executive Officer



                                                EMPLOYEE/CONSULTANT


                                                ------------------------------
                                                   Kenneth E. Schaible

                                                                    Exhibit E

                              CONSULTING AGREEMENT


                  AGREEMENT,   dated  as  of ______, 199___,   between   WEBSTER
BANK (the "Bank") and WILLIAM C. NIMONS (the "Consultant").

                  WHEREAS, the Bank desires to obtain the consulting services of the Consultant as an independent contractor for at least eight months to assist in the transition and integration of Shelton Savings Bank ("Shelton") into the Bank;

                  WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with the Consultant;

                  WHEREAS, the Consultant has heretofore entered into an Employment Agreement dated August 29, 1994 (the "Prior Agreement") with Shelton Bancorp, Inc. ("Shelton Bancorp") and Shelton, which the parties desire to terminate, supersede and replace by entering into this Agreement; and

                  WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the consulting relationship of the Consultant with the Bank, to terminate the Prior Agreement and to provide for the payment of severance to the Consultant relating to the Prior Agreement.

                  NOW, THEREFORE, it is AGREED as follows:

                  1.       Services.

                           (a)  The  Prior   Agreement  is  hereby   terminated,
replaced and superseded and the Prior Agreement shall be of no further force or effect after the date of this Agreement. The Consultant's employment by Shelton and Shelton Bancorp shall terminate upon the execution of this Agreement.

                           (b) The  Consultant  shall  serve  as an  independent
contractor consultant to the Bank for an eight-month period from the date hereof. The Consultant shall perform consulting services for up to 20 hours per week as and when reasonably requested by the Executive Vice President-Chief Operating Officer of the Bank. The Consultant shall render advisory and consulting services to the Bank of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience possessed by the Consultant. The Consultant's services shall include assisting the Bank in accomplishing an efficient and orderly transition and integration of Shelton's assets, business, operations, customers and employees with those of the Bank, including the maintenance and expansion of existing depositor and borrowing relationships especially in the areas previously served by Shelton and consulting services to the Bank with respect to credit and loan administration and related matters. The Consultant shall perform his services at the Bank's home office or at such other locations not more than 35 miles from the Bank's home office as the Bank shall designate. The Consultant shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. Unless the parties otherwise agree, the Consultant's services with the Bank shall terminate at the end of the term of this Agreement.

                           (c) During the term of this Agreement, the Consultant
also shall serve as a member of the Advisory Board created by the Bank in connection with the acquisition of Shelton Bancorp, without additional compensation.

                           (d)  The  parties  acknowledge  and  agree  that  the
Consultant's fulfillment of his obligations to the Bank hereunder will not require the Consultant's full business time. In the time that the Consultant is not providing services to the Bank, he may accept other employment or engagements and may participate in any other activities without providing notice to the Bank or seeking the Bank's approval thereof; provided, however, that such other employment, engagements and activities (i) do not materially interfere with his ability to perform the consulting services contemplated hereby, (ii) do not involve any solicitation of services of any employees of the Bank or solicitation of banking business from any customers of the Bank, (iii) do not involve any violation of Section 7(d) hereof, (iv) would not otherwise be injurious to the business of the Bank, and (v) are disclosed in advance to the Bank.

                  2. Compensation. The Bank agrees to pay the Consultant during the term of this Agreement compensation at the rate of $7,500 per month.

                  3. Prior Agreement Termination. In consideration of the Consultant's agreement to terminate the Prior Agreement and his execution of this Agreement, the Bank shall pay to the Consultant for prior services rendered upon his execution of this Agreement an amount equal to three times the Consultant's average annual compensation that was paid by Shelton Bancorp and Shelton and was includible in the Consultant's gross income for federal income tax purposes, as reflected on his Forms W-2, for the calendar years ended December 31, 1990, 1991, 1992, 1993, and 1994, reduced by $1.00.

                  4. Participation in Retirement and Employee Benefit Plans. The Consultant shall not be entitled to participate in any plan of the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits that the Bank has adopted or may adopt for the benefit of its employees, except that, as a result of his termination of employment, the

Consultant  will  be  entitled  to  continuation   coverage   (COBRA),   at  the
Consultant's expense, under the health and dental insurance plan maintained by the Bank.

                  5. Term. The term of this Agreement shall be for eight months commencing on the date hereof, unless earlier terminated pursuant to Section 7 hereof. The parties by mutual agreement may extend the term of this Agreement.

                  6. Standards. The Consultant shall perform his duties and responsibilities under this Agreement to the best of his ability and using his best efforts, in a diligent, timely, professional and workmanlike manner, in accordance with performance standards generally prevailing in the savings institutions industry.

                  7. Termination of Service.

                           (a) The Bank may terminate the Consultant's  services
hereunder at any time. The Consultant shall have no right to receive compensation or other benefits for any period after termination for cause by the Bank or voluntary termination by the Consultant. The term "termination for cause" shall mean termination because of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Following actual or constructive involuntary termination of the Consultant's services without cause, the Bank shall be obligated to continue to pay to the Consultant his compensation under Section 2 above for the remaining term of this Agreement. The Consultant shall have the obligation to mitigate damages hereunder in the event of a termination without cause by seeking other alternative employment or consulting engagements for which he is reasonably qualified. The amounts payable to the Consultant hereunder following termination without cause shall be reduced by amounts received by the Consultant from such other employment or engagements following such termination to the extent such other employment or engagements, individually or in the aggregate, involve services of more than 20 hours per week.

                           (b)  The   Consultant   may  terminate  his  services
hereunder upon 15 days' prior written notice to the Bank given after the date hereof, after which this Agreement (other than Section 7(d) hereof) shall terminate.

                           (c)  Notwithstanding  any  other  provisions  of this
Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Consultant with Shelton Bancorp, Shelton, Webster or the Bank (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by Shelton Bancorp, Shelton, Webster or the Bank for the direct or indirect provision of compensation to the Consultant

(including groups or classes of participants or beneficiaries of which the Consultant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Consultant (a "Benefit Plan"), the Consultant shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Consultant under this Agreement, all Other Agreements, and all Benefit Plans, would cause any such payment to the Consultant to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Consultant to be considered to have received a Parachute Payment, then the Consultant shall have the right, in the Consultant's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Consultant under this Agreement be deemed to be a Parachute Payment. In the event that there is a dispute between the parties as to whether a reduction in such payments to the Consultant is required to prevent such payment from constituting a Parachute Payment, the parties agree that they shall be bound by the determination of such matter by a partner resident in Hartford or Stamford, Connecticut of one of the following accounting firms selected by the Bank (or such other firm as shall be mutually agreed upon by the parties): Coopers & Lybrand LLP; Deloitte & Touche LLP; Ernst & Young LLP; or Price Waterhouse LLP. In the event that the Consultant would otherwise be deemed to have received an amount that would constitute a Parachute Payment, the amount paid to him that exceeds the maximum amount permissible under this Section 7(c) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate and other terms of any such loan shall conform to terms that would be applicable to loans of similar unsecured type made by the Bank to third parties and to all regulatory requirements. Any such loan shall be repaid in full six months after the date on which the Bank notifies the Consultant that a loan relationship exists, and may be repaid by the Consultant without prepayment penalty at any time during such six month period.

                           (d) During the term of this  Agreement  and for three
years thereafter, the Consultant agrees to maintain the confidentiality of, and not to use, any non-public information which he acquired during his employment or consulting services concerning Webster, the Bank, their respective subsidiaries or predecessors, or any director, officer, employee or agent of the aforesaid entities, including any information as to the customers, business or personnel practices of such entities. This provision shall survive the termination of this Agreement.

                  8. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Consultant all rights to receive payments hereunder shall become rights of the Consultant's estate.

                  9. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

                  10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  12. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


Attest:                                        WEBSTER BANK



                                               By
- ------------------------                         -----------------------------
(Secretary)                                        Chief Executive Officer



                                               CONSULTANT

                                                 -----------------------------
                                                   William C. Nimons

                                                                     Exhibit F

                              CONSULTING AGREEMENT


                  AGREEMENT,  dated  as  of ______ , 199___,   between   WEBSTER
BANK (the "Bank") and RALPH J. RODRIGUEZ (the "Consultant").

                  WHEREAS, the Bank desires to obtain the consulting services of the Consultant as an independent contractor for at least eight months to assist in the transition and integration of Shelton Savings Bank ("Shelton") into the Bank;

                  WHEREAS, the Board of Directors of the Bank has approved and authorized the entry into this Agreement with the Consultant;

                  WHEREAS, the Consultant has heretofore entered into an Employment Agreement dated August 29, 1994 (the "Prior Agreement") with Shelton Bancorp, Inc. ("Shelton Bancorp") and Shelton, which the parties desire to terminate, supersede and replace by entering into this Agreement; and

                  WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the consulting relationship of the Consultant with the Bank, to terminate the Prior Agreement and to provide for the payment of severance to the Consultant relating to the Prior Agreement.

                  NOW, THEREFORE, it is AGREED as follows:

                  1.       Services.

                           (a)  The  Prior   Agreement  is  hereby   terminated,
replaced and superseded and the Prior Agreement shall be of no further force or effect after the date of this Agreement. The Consultant's employment by Shelton and Shelton Bancorp shall terminate upon the execution of this Agreement.

                           (b) The  Consultant  shall  serve  as an  independent
contractor consultant to the Bank for an eight-month period from the date hereof. The Consultant shall perform consulting services for up to 20 hours per week as and when reasonably requested by the Executive Vice President-Chief Financial Officer of the Bank. The Consultant shall render advisory and consulting services to the Bank of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience possessed by the Consultant. The Consultant's services shall include assisting the Bank in accomplishing an efficient and orderly transition and integration of Shelton's assets, business, operations, customers and employees with those of the Bank, including the maintenance and expansion of existing depositor and borrowing relationships especially in the areas previously served by Shelton and consulting services to the Bank with respect to financial reporting and related matters. The Consultant shall perform his services at the Bank's home office or at such other locations not more than 35 miles from the Bank's home office as the Bank shall designate. The Consultant shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. Unless the parties otherwise agree, the Consultant's services with the Bank shall terminate at the end of the term of this Agreement.

                           (c) During the term of this Agreement, the Consultant
also shall serve as a member of the Advisory Board created by the Bank in connection with the acquisition of Shelton Bancorp, without additional compensation.

                           (d)  The  parties  acknowledge  and  agree  that  the
Consultant's fulfillment of his obligations to the Bank hereunder will not require the Consultant's full business time. In the time that the Consultant is not providing services to the Bank, he may accept other employment or engagements and may participate in any other activities without providing notice to the Bank or seeking the Bank's approval thereof; provided, however, that such other employment, engagements and activities (i) do not materially interfere with his ability to perform the consulting services contemplated hereby, (ii) do not involve any solicitation of services of any employees of the Bank or solicitation of banking business from any customers of the Bank, (iii) do not involve any violation of Section 7(d) hereof, (iv) would not otherwise be injurious to the business of the Bank, and (v) are disclosed in advance to the Bank.

                  2. Compensation. The Bank agrees to pay the Consultant during the term of this Agreement compensation at the rate of $5,000 per month.

                  3. Prior Agreement Termination. In consideration of the Consultant's agreement to terminate the Prior Agreement and his execution of this Agreement, the Bank shall pay to the Consultant for prior services rendered upon his execution of this Agreement an amount equal to three times the Consultant's average annual compensation that was paid by Shelton Bancorp and Shelton and was includible in the Consultant's gross income for federal income tax purposes, as reflected on his Forms W-2, for the calendar years ended December 31, 1990, 1991, 1992, 1993, and 1994, reduced by $1.00.

                  4. Participation in Retirement and Employee Benefit Plans. The Consultant shall not be entitled to participate in any plan of the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits that the Bank has adopted or may adopt for the benefit of its employees, except that, as a result of his termination of employment, the

Consultant  will  be  entitled  to  continuation   coverage   (COBRA),   at  the
Consultant's expense, under the health and dental insurance plan maintained by the Bank.

                  5. Term. The term of this Agreement shall be for eight months commencing on the date hereof, unless earlier terminated pursuant to Section 7 hereof. The parties by mutual agreement may extend the term of this Agreement.

                  6. Standards. The Consultant shall perform his duties and responsibilities under this Agreement to the best of his ability and using his best efforts, in a diligent, timely, professional and workmanlike manner, in accordance with performance standards generally prevailing in the savings institutions industry.

                  7. Termination of Service.

                           (a) The Bank may terminate the Consultant's  services
hereunder at any time. The Consultant shall have no right to receive compensation or other benefits for any period after termination for cause by the Bank or voluntary termination by the Consultant. The term "termination for cause" shall mean termination because of the Consultant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Following actual or constructive involuntary termination of the Consultant's services without cause, the Bank shall be obligated to continue to pay to the Consultant his compensation under Section 2 above for the remaining term of this Agreement. The Consultant shall have the obligation to mitigate damages hereunder in the event of a termination without cause by seeking other alternative employment or consulting engagements for which he is reasonably qualified. The amounts payable to the Consultant hereunder following termination without cause shall be reduced by amounts received by the Consultant from such other employment or engagements following such termination to the extent such other employment or engagements, individually or in the aggregate, involve services of more than 20 hours per week.

                           (b)  The   Consultant   may  terminate  his  services
hereunder upon 15 days' prior written notice to the Bank given after the date hereof, after which this Agreement (other than Section 7(d) hereof) shall terminate.

                           (c)  Notwithstanding  any  other  provisions  of this
Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Consultant with Shelton Bancorp, Shelton, Webster or the Bank (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by Shelton Bancorp, Shelton, Webster or the Bank for the direct or indirect provision of compensation to the Consultant

(including groups or classes of participants or beneficiaries of which the Consultant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Consultant (a "Benefit Plan"), the Consultant shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Consultant under this Agreement, all Other Agreements, and all Benefit Plans, would cause any such payment to the Consultant to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Consultant to be considered to have received a Parachute Payment, then the Consultant shall have the right, in the Consultant's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Consultant under this Agreement be deemed to be a Parachute Payment. In the event that there is a dispute between the parties as to whether a reduction in such payments to the Consultant is required to prevent such payment from constituting a Parachute Payment, the parties agree that they shall be bound by the determination of such matter by a partner resident in Hartford or Stamford, Connecticut of one of the following accounting firms selected by the Bank (or such other firm as shall be mutually agreed upon by the parties): Coopers & Lybrand LLP; Deloitte & Touche LLP; Ernst & Young LLP; or Price Waterhouse LLP. In the event that the Consultant would otherwise be deemed to have received an amount that would constitute a Parachute Payment, the amount paid to him that exceeds the maximum amount permissible under this Section 7(c) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate and other terms of any such loan shall conform to terms that would be applicable to loans of similar unsecured type made by the Bank to third parties and to all regulatory requirements. Any such loan shall be repaid in full six months after the date on which the Bank notifies the Consultant that a loan relationship exists, and may be repaid by the Consultant without prepayment penalty at any time during such six month period.

                           (d) During the term of this  Agreement  and for three
years thereafter, the Consultant agrees to maintain the confidentiality of, and not to use, any non-public information which he acquired during his employment or consulting services concerning Webster, the Bank, their respective subsidiaries or predecessors, or any director, officer, employee or agent of the aforesaid entities, including any information as to the customers, business or personnel practices of such entities. This provision shall survive the termination of this Agreement.

                  8. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Consultant all rights to receive payments hereunder shall become rights of the Consultant's estate.

                  9. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

                  10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  12. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


Attest:                                       WEBSTER BANK



                                              By
- --------------------------                      ------------------------------
(Secretary)                                     Chief Executive Officer



                                                CONSULTANT


                                                ------------------------------
                                                Ralph J. Rodriguez

                                                                   Exhibit G


                          EXECUTIVE OFFICERS AGREEMENT


                  This EXECUTIVE OFFICERS AGREEMENT, dated as of June 20, 1995, is entered into by an among Webster Financial Corporation ("Webster"), a Delaware corporation, Shelton Bancorp, Inc. ("Shelton"), a Delaware corporation, and Messrs. Kenneth E. Schaible, William C. Nimons and Ralph J. Rodriguez, who are executive officers of Shelton (collectively, the "Executive Officers" or individually, an "Executive Officer").

                  WHEREAS, Webster, Webster Acquisition Corp., a wholly-owned subsidiary of Webster ("Merger Sub"), and Shelton plan to enter into an Agreement and Plan of Merger (the "Agreement"), subsequent to the execution of this Agreement, which provides for, among other things, the merger of Merger Sub with and into Shelton, in a stock-for-stock transaction pursuant to which Shelton will become a wholly-owned subsidiary of Webster (the "Merger"); and

                  WHEREAS, in order to induce Webster to enter in the Agreement and to enter into employment or consulting agreements, as applicable, upon the terms set forth in the Agreement with the Executive Officers upon consummation of the Merger and to enable Shelton to make certain representations contained in the Agreement relating to compliance with Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Modification of Existing Agreements. Notwithstanding any other provision of any employment agreement between the Executive Officer and Shelton or any subsidiary of Shelton (an "Employment Agreement"), or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Executive Officer with Shelton or any such subsidiary (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by Shelton or any such subsidiary for the direct or indirect provision of compensation to the Executive Officer (including groups or classes of participants or beneficiaries of which the Executive Officer is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the

Executive Officer (a "Benefit Plan"), the Executive Officer shall not have any right to receive any payment or other benefit under the Employment Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Executive Officer under the Employment Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Executive Officer to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under the Employment Agreement, any Other Agreement, or any Benefit Plan would cause the Executive Officer to be considered to have received a Parachute Payment, then the Executive Officer shall have the right, in the Executive Officer's sole discretion, to designate those payments or benefits under the Employment Agreement, any Other Agreements, or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Executive Officer be deemed to be a Parachute Payment. Kenneth E. Schaible agrees to execute and deliver at the closing under the Agreement an employment and consulting agreement in the form of the agreement attached as Exhibit D to the Agreement. William C. Nimons and Ralph J. Rodriguez respectively agree to execute and deliver at the closing under the Agreement a consulting agreement in the forms of the agreements attached as Exhibits E and F to the Agreement.

         2. Termination. The parties agree and intend that this Executive Officers Agreement be a valid and binding agreement enforceable against the parties hereto. This Executive Officers Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of Webster, Shelton and the affected Executive Officer and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         3. Notices. Notices may be provided to Webster and the Executive Officers in the manner specified in the Agreement, with all notices to the Executive Officers being provided to them at Shelton in the manner specified in such section.

         4. Counterparts. This Executive Officers Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

                  IN WITNESS WHEREOF, Webster and Shelton, by their duly authorized officers, and each of the Executive Officers have caused this Executive Officers Agreement to be executed as of the day and year first above written.

WEBSTER FINANCIAL CORPORATION                    SHELTON BANCORP, INC.



By:                                              By:
   ----------------------------------               ---------------------------
       James C. Smith                                  Kenneth E. Schaible
       Chairman, President and Chief                   President and Chief
        Executive Officer                               Executive Officer



                                                EXECUTIVE OFFICERS



                                                ----------------------------
                                                Kenneth E. Schaible



                                                ----------------------------
                                                William C. Nimons



                                                -----------------------------
                                                Ralph J. Rodriguez



                                      -3-